UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Enphase Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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# 2023

# Notice of Annual Meeting of Stockholders and Proxy Statement

ENPHASE
IQ8H
Grid Support Utility Interactive Inverter
Multimode Inverter
WARNING:
ATTENTION:

Notice of Annual Meeting of Stockholders

When May 17, 2023, Wednesday, at 9:00 a.m. Pacific Time	Where Via live audio-only webcast www.virtualshareholdermeeting.com/ENPH2023	Record date Stockholders as of March 21, 2023, are entitled to vote at the meeting

Items of Business

Proposal	Board voting recommendation	Page reference (for more details)

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) is being convened for the following purposes:

1.To elect our three nominees for director named in the accompanying proxy statement to the Board of Directors, to hold office until the 2026 Annual Meeting of Stockholders.	FOR each director nominee	Page 9

2.To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.	FOR	Page 63

3.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	Page 64

Stockholders will also transact such other business as may properly come before the Annual Meeting to be held on May 17, 2023, or any adjournment or postponement thereof.

Voting	Attending the Annual Meeting
Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
Stockholders may view and listen to a live webcast of the meeting. The webcast will start at 9:00 a.m. (Pacific Time). See our Investor Relations website at http://investor.enphase.com/shareholder-services/annual-meeting. You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the meeting.

We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your unique 16-digit control number (“Control Number”) found on your proxy card or voting instruction form (“VIF”). Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ENPH2023.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the Annual Meeting begins at 9:00 a.m. (Pacific Time) on May 17, 2023. If you have difficulty accessing the meeting, please call 1-844-986- 0822 (toll free) or 303-562-9302 (international). Technicians will be available to assist you.
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible. Make sure to have your proxy card or VIF in hand.

By internet go to www.proxyvote.com	By toll-free telephone from the United States, U.S. territories and Canada: call 1-800-690-6903	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope
Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting as your proxy is revocable at your option prior to the voting close. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your Control Number to vote your shares. You can also vote in advance of or during the meeting. If you attend the Annual Meeting virtually, please follow the instructions at www.virtualshareholdermeeting.com/ENPH2023 to vote, change your vote or submit questions during the meeting.

By Order of the Board of Directors
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2023 virtually via live audio-only webcast at www.virtualshareholdermeeting.com/ENPH2023.
The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission on February 13, 2023, are available at https://materials.proxyvote.com/29355a.

Badrinarayanan Kothandaraman President and Chief Executive Officer Fremont, California April 6, 2023

Equity Compensation Plan Information	69
Transactions with Related Persons	70
Delinquent Section 16(a) Reports	70
Householding of Proxy Materials	70
Other Matters	71

Questions and Answers about these Proxy Materials and Voting	72

Appendix A-Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures	77

Enphase at a Glance
Our strategy is to build best-in-class home energy systems and deliver them to homeowners through our installer and distribution partners, enabled by a comprehensive digital platform. In 2022, we continued to innovate, focus on installers and homeowners, and reported record revenues and profitability.

Founded In 2006, with 2,821 employees[1]	Headquartered in Fremont, California with offices globally	Our customers are installers, homeowners and module partners

More than 1,300 installers in the Enphase Installer Network[1]	Approximately 58 million microinverters shipped since inception, representing approx. 19 GW1	More than 3.0 million cumulative systems installed in over 145 countries[1,2]

Approximately 2,300 installers worldwide certified on IQTM Batteries[1]	815.08 MWh of cumulative energy storage systems shipped[1]	More than 350 patents globally[1]

2022 net revenues were $2.3 billion	2022 GAAP gross margin was 41.8%; 2022 Non-GAAP gross margin was 42.6%[3]	2022 GAAP net income was $397.4 million; 2022 Non-GAAP net income was $647.4 million[3]

Net Revenues
$2,500
$2,000
$1,500
$1,000
$500
$0
(in millions)
$316
$624
$774
$1,382
$2,331
2018
2019
2020
2021
2022
Net Revenues

Gross Margin and Operating Income
50%
40%
30%
20%
10%
0%
29.9%
35.4%
44.7%
40.1%
41.8%
0.5%
16.5%
24.1%
15.6%
19.2%
2018
2019
2020
2021
2022
GAAP Gross Margin and Operating Income
are as a percentage of net revenues
Gross Margin
Operating Income

1    As of December 31, 2022
2    Includes Enphase residential and commercial managed systems as of December 31, 2022, grossed up for non-managed systems based on cumulative sales records
3    Please reference Appendix A for GAAP to Non-GAAP reconciliation
Enphase Energy, Inc. | 2023 Proxy Statement | 1

Proxy Summary
This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision, and you should read this proxy statement in its entirety before casting your vote.
Board of Directors
Our Board of Directors (the “Board”) has nominated three directors to serve for three-year terms until 2026. The nominees and members have a broad and diverse set of skills and experiences that are integral to our success. We believe in a classified Board structure to promote boardroom continuity and institutional knowledge, as well as helping to drive execution of long-term strategy.

Name		Age	Director Since	Audit Committee	Compensation Committee	Nominating Committee
Class II Nominees for Election (Until 2026 Annual Meeting of Stockholders)
	Jamie Haenggi President, ADT Solar (formerly COO); former CCO ADT Security Services IND	53	2020			●
	Benjamin Kortlang Partner, G2VP, LLC; former Partner, Kleiner Perkins Caufield & Byers IND	47	2010	●		●
	Richard Mora Former CEO, Landis+Gyr IND	58	2014	●	●
Continuing Class III Directors (Until 2024 Annual Meeting of Stockholders)
	Badrinarayanan Kothandaraman President and CEO, Enphase Energy, Inc.	51	2017
	Joseph Malchow Founding Partner, HNVR Technology Investment Management	37	2020
Continuing Class I Directors (Until 2025 Annual Meeting of Stockholders)
	Steven J. Gomo Former CFO, NetApp, Inc. IND	71	2011	●
	Thurman John Rodgers Founder and former CEO, Cypress Semiconductor IND	75	2017		●	●
			● Member ● Chair IND Independent
Enphase Energy, Inc. | 2023 Proxy Statement | 2

Board of Directors Snapshot

Tenure

0-5 years
2
11+ years
2
7.4 years
Average tenure
6-10 years
3

Independence

Non-Independent
2
71%
Independent
Independent
5

Age

>60 years
2
<50 years
2
56 years
Average age
50-60 years
3

Experience/Skills/Qualifications

Senior Leadership
Corporate Governance
Risk Management
Financial
Global Business & Operations
Innovation & Technology
Sales & Marketing
Environmental & Climate
People & Culture
Privacy & Security
Public Policy & Government

7/7
7/7
7/7
7/7
7/7
5/7
7/7
2/7
5/7
3/7
3/7
Enphase Energy, Inc. | 2023 Proxy Statement | 3

Stockholder Outreach
In 2022, we began to proactively engage with our stockholders. We believe that strong corporate governance should include year-round engagement with our stockholders, and we intend to follow a similar cycle in 2023 and going forward.
Through our outreach program we hope to solicit feedback on our corporate governance, executive compensation program, disclosure practices, and environmental and social impact programs and goals. Investor feedback is shared with the appropriate committee(s) and the Board as described below.

•Publish Annual Report and proxy statement
•Publish Environmental, Social and Corporate Governance (“ESG”) Report
•Continue active outreach with our top investors to understand their top priorities
•Conduct annual meeting of stockholders

•Review voting results from our most recent annual meeting of stockholders
•Share investor feedback and voting results with our committee(s) and the Board
•Evaluate proxy season trends, corporate governance best practices, regulatory developments and our current practices

•Begin active outreach with top investors to understand their priorities, including the results of our most recent annual meeting of stockholders
•Share investor feedback with or committee(s) and the Board

2022 Outreach

Engagement
As part of our initial stockholder outreach in 2022 and early 2023, we contacted our top 33 stockholders, representing more than 53% of our outstanding shares of common stock. We ultimately spoke with 11 stockholders representing approximately 31% of our outstanding shares of common stock, including at least 5 institutions that voted “AGAINST” our Say-on-Pay proposal last year. A key component of the 2022/23 outreach was in response to our failed Say on Pay vote in 2022 and we wanted to receive feedback from our top investors on how they voted their shares and why.
In response to this feedback, we have added a three-year total shareholder return (“TSR”) award to the mix of long-term incentives received by our named executive officers (“NEOs”). In addition, we have also enhanced our disclosure around the design and achievement of the 2022 annual incentive awards in our Compensation Discussion and Analysis (“CD&A”). For additional information about the feedback we heard from stockholders and the actions we took in response, please see the Stockholder Engagement section in the CD&A beginning on page 27 of this proxy statement.
In 2022, we also appointed an independent Chair of the Board and adopted Stock Ownership Guidelines that apply to all our directors, the Chief Executive Officer (“CEO”) and all other Section 16 officers.

Enphase Energy, Inc. | 2023 Proxy Statement | 4

Participants
A Board member (when requested), together with the Vice President, General Counsel and Corporate Secretary, our head of investor relations, and other members of the corporate legal team, participated in our outreach efforts in the Fall and Winter of 2022/23. All feedback received was shared and discussed with the Compensation Committee of the Board (the “Compensation Committee”), the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and the full Board.
Additionally, our CEO, Chief Financial Officer (“CFO”) and head of investor relations engage in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events.
Topics
Key areas of discussion included:
•Corporate governance
•Executive compensation
•Inclusion and diversity
•Sustainability matters
•Supply chain
•Financial performance
•Long-term growth strategy

Enphase Energy, Inc. | 2023 Proxy Statement | 5

Fiscal 2022 Compensation Highlights
Our executive compensation program is designed to motivate and reward outstanding performance and retain strong leadership.

We pay for performance and manage for the long term
Effective Design
•Competitive compensation commensurate with our size, performance and profitability
•Clear guiding principles and sound compensation policies and practices
•Aligned with creating long-term stockholder value

Pay for Performance
•Majority of our NEOs’ compensation is performance based
•Short-term cash incentive is tied to rigorous annual and quarterly goals based on a balanced scorecard related to revenue, operating income, product innovation, operations and others as described in the CD&A

2022 Summary
Outstanding Results
The 2022 compensation earned by our NEOs reflects our record net revenues and operating income results. In addition, we continued to expand our global footprint with record sales in Europe.
Outstanding Leadership
Mr. Kothandaraman completed his fifth year as our CEO. Since Mr. Kothandaraman has led Enphase, our stock price has increased more than 24,000%, an impressive turnaround, as compared to a 56% increase for the S&P 500 Index over the same period. The structure of his 2022 equity awards is a mix of performance-based and time-based awards, while the amount awarded recognizes his outstanding leadership and is commensurate with the size, performance and profitability we have achieved during his tenure.

For a detailed discussion of our executive compensation program, and the 2022 compensation of our NEOs and more recent changes to our 2023 executive compensation program, see the section entitled “Compensation Discussion and Analysis” beginning on page 27.
Enphase Energy, Inc. | 2023 Proxy Statement | 6

Fiscal 2023 Compensation Changes
As highlighted above, we have conducted extensive stockholder outreach after the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Compensation Committee has and will continue to annually evaluate the appropriateness of our incentive program metrics, taking into consideration our overall strategy and ongoing stockholder feedback. Accordingly, we have made the following changes to our executive compensation program for the year ending December 31, 2023:
•Added a three-year TSR award for NEOs that comprises 34% of the long-term incentive to replace the performance-based restricted stock unit (“PSU”) awards based on individual goals that were eligible to vest after one year
•Tied 67% of overall value of stock awards to the achievement of performance metrics
•Added an ESG goal to the CEO goals that requires us to install solar systems on Enphase leased buildings to reduce our overall carbon footprint
•Extended the vesting of time-based restricted stock units (“RSUs”) from two to three years
•Engaged Compensia to help with the overall design of our executive compensation program
•Improved our CD&A disclosure in this year’s proxy statement to better explain our annual and quarterly SMART goals and overall compensation program
Strong Governance Standards and Best Practices
The Compensation Committee of the Board is fully engaged to respond to the dynamic business environment in which we operate. As discussed in the CD&A section of this proxy statement, the Compensation Committee acts to:
•Adapt our compensation program to match the needs of our business
•Attract and retain top talent in a dynamic and challenging business environment
•Foster long-term stockholder value creation and pay-for-performance alignment by creating meaningful equity incentives linked to rigorous financial, strategic and operational objectives
•Mitigate compensation-related risk to the organization
•Conduct an annual say-on-pay advisory vote and continue to regularly engage with stockholders on executive compensation
Effective Program Design
As further discussed in the CD&A section of this proxy statement, the Compensation Committee has established the following guiding principles, policies and practices when structuring the compensation paid to our NEOs:

•Competitive total rewards package benchmarked against comparable peers
•Vast majority of executive pay based on performance, primarily in the form of stock-based compensation
•Starting in 2023, added a three-year TSR metric to the long-term incentive program
•Promote retention through multi-year vesting of stock awards
•Stock ownership guidelines, including rigorous share ownership requirements (New in 2022)
•Appointed an independent Chair of the Board (New in 2022)
•Clawback policy that covers cash and equity and is beyond what is required by the Sarbanes-Oxley Act of 2002
•No fixed term or evergreen employment agreements
•Incorporation of ESG goals into our short-term and long-term incentive plans
•Double-trigger equity acceleration upon a change-in-control
•No hedging, short sales or derivative transactions for NEOs
•No tax gross-ups upon a change-in-control or on perquisites or benefits
•No excessive executive perquisites
•No executive pension plans or supplemental executive retirement plans
Enphase Energy, Inc. | 2023 Proxy Statement | 7

Voting Roadmap and Vote Recommendations
This section highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all information that you should consider in deciding how to vote. You should read the entirety of this proxy statement carefully before voting.

Proposal 1 See page 9	Elect three Class II Director Nominees The Board recommends a vote FOR each nominee

	Name	Independent	Director Since	Committees
	Jamie Haenggi	Y	2020	Nom Gov
	Benjamin Kortlang	Y	2010	Audit / Nom Gov (Chair)
	Richard Mora	Y	2014	Audit / Comp

Proposal 2 See page 63
Say-on-Pay: Advisory vote on named executive officer compensation
The Board recommends a vote FOR Proposal 2
•We employ core compensation principles and practices to promote pay for performance and alignment of executive and stockholder interests
•Our overall 2022 executive compensation was reasonable and appropriate in light of our business and financial performance
•Redesigned 2023 compensation based on investor feedback

Proposal 3 See page 64
Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023
The Board recommends a vote FOR Proposal 3
•Independent firm with reasonable fees and significant financial reporting expertise
•Deloitte & Touche LLP (“Deloitte”) has been our auditors since 2010
•Audit Committee of the Board (the “Audit Committee”) annually evaluates Deloitte and has determined that its appointment continues to be in the best interests of our stockholders

Enphase Energy, Inc. | 2023 Proxy Statement | 8

Proposal 1
Election of Directors
Overview
We are asking our stockholders to elect three Class II nominees to serve on the Board for a three-year term and until their successors are duly elected and qualified. The current Class II nominees up for election our Jamie Haenggi, Benjamin Kortlang and Richard Mora. The Board currently has seven members and is divided into three classes. Class II currently has three members and Classes I and III currently have two members each. We believe a classified board provides stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term.
Currently, each class has a three-year term. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
Directors are elected by a plurality of the votes of the holders of shares present in person or virtually or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. The three nominees receiving the highest number of votes “FOR” will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any or all of the nominees become unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies that would have been voted for each such nominee instead will be voted for such substitute nominee as our Nominating and Corporate Governance Committee may propose. Each of the nominees is a director of Enphase and has been previously elected by the stockholders. The persons nominated for election have agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
It is the policy of the Board, as set forth in our Corporate Governance Guidelines, that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission (the “SEC”) and a press release.
It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Badri Kothandaraman, our President and CEO, and all members of the Board attended the 2022 Annual Meeting.
Vote Required
The three nominees receiving the most “FOR” votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. Proxies may not be voted for a greater number of persons than the number of nominees named. Our Corporate Governance Guidelines require that any nominee in an uncontested election who does not receive a majority of the votes cast shall submit an offer of resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation as further described in the preceding section.
The Board of Directors recommends that stockholders vote FOR each of the nominees.
Enphase Energy, Inc. | 2023 Proxy Statement | 9

Class II Nominees for Election with Terms Expiring at the 2026 Annual Meeting

Key Skills and Qualifications
Ms. Haenggi’s extensive experience in consumer and commercial sales, marketing and customer experience brings a valuable perspective to the Board.
Career Highlights
Ms. Haenggi, 53, has served as the President of ADT Solar, a division of ADT Security Services, a smart-home security provider, since December 2022. She previously served as the Executive Vice President, Chief Operating Officer (“COO”) at ADT Solar, overseeing sales, marketing contract center, field and business operations, HR, IT and administration. Prior to that, Ms. Haenggi was the Executive Vice President, Chief Customer Officer at ADT Security Services from July 2018 to March 2022. She joined ADT in 2016 as Senior Vice President, Chief Sales and Marketing Officer and had previously been with the company from 1998 to 2006 with progressive senior leadership roles in commercial sales and marketing, and domestic and international sales and marketing. From 2010 to 2016, Ms. Haenggi was the Chief Customer Experience Officer at Protection 1, Inc., a home security systems company Previously, she was at Vonage, Inc. from 2006 to 2010 as the Chief Marketing Officer and Vice President of Customer Experience. Earlier in her career, Ms. Haenggi held various sales and marketing roles at Holmes Protection Group and National Guardian Corporation.
Ms. Haenggi earned a bachelor of arts degree in international relations and Japanese from the University of Minnesota.
Current Public Company Boards
None

Jamie Haenggi

Director since August 2020 Nominating and Corporate Governance Committee

Key Skills and Qualifications
Mr. Kortlang’s work as a venture capitalist with a focus on growth-stage investing in alternative energy technologies provides a valuable industry perspective to the Board. Additionally, Mr. Kortlang’s investing and business experience also provides the Board with a valuable perspective on acquisitions and building alternative energy businesses.
Career Highlights
Mr. Kortlang, 47, has been a Partner with G2VP, LLC, a venture capital firm since August 2016. From February 2008 to April 2020, Mr. Kortlang was a Partner with Kleiner Perkins Caufield & Byers, a venture capital firm. From July 2000 to January 2008, Mr. Kortlang worked with Goldman, Sachs & Co., co-heading Goldman’s Alternative Energy Investing business. From June 2005 to February 2008, Mr. Kortlang was a Vice President within Goldman’s Special Situations Group, before which he was a Vice President in Goldman’s investment banking group focusing on Industrials and Natural Resources. From January 1996 to August 1998, Mr. Kortlang was an Associate with A.T. Kearney, Inc., a global management consulting firm where he focused on strategic and operations consulting in the energy, manufacturing, packaging, transportation and communications industries. From February 1993 to July 1994, Mr. Kortlang was a Business Analyst at National Australia Bank in strategic planning and macroeconomic forecasting. Mr. Kortlang served on the Board of Directors of Luminar Technologies, Inc. from 2019 until 2021.
Mr. Kortlang holds a bachelor of business degree in economics and finance from Royal Melbourne Institute of Technology, a bachelor of commerce and an honors degree in econometrics from University of Melbourne and a master of business administration degree from the University of Michigan.
Current Public Company Boards
None

Benjamin Kortlang

Director since May 2010 Audit Committee Nominating and Corporate Governance Committee (Chair)
Enphase Energy, Inc. | 2023 Proxy Statement | 10

Key Skills and Qualifications
Mr. Mora’s expertise in process and productivity improvements at the corporate, regional and country level provides a valuable perspective to the Board, as well as his years of experience with respect to emerging companies, risk management, team building and international operations.
Career Highlights
Mr. Mora, 58, served as the CEO of Landis+Gyr, an energy management company, from April 2017 through April 2020. Prior to that, Mr. Mora served as the COO of Landis+Gyr, from January 2014 to April 2017. Mr. Mora served as the President and CEO of Landis+Gyr Americas where he had responsibilities for operations in both North and South America, from August 2011 to January 2014. He served as the President and CEO of Landis+Gyr North America, from August 2008 to August 2011.
Mr. Mora holds a bachelor of arts degree in economics from Stanford University.
Current Public Company Boards
None

Richard Mora

Director since February 2014 Audit Committee Compensation Committee
Class III Directors Continuing in Office Until the 2024 Annual Meeting

Key Skills and Qualifications
Mr. Kothandaraman brings to the Board strong technical, operational, strategy and leadership experience during his 21-year career at Cypress Semiconductor and his tenure at Enphase.
Career Highlights
Mr. Kothandaraman, 51, joined Enphase in April 2017 as COO, before being appointed President and CEO and a member of the Board in September 2017. Mr. Kothandaraman previously served as Executive Vice President of the Data Communications Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, from April 2011 to September 2016. He started his career with Cypress Semiconductor in 1995 and worked in process technology development and chip design before becoming Vice President of the Asynchronous SRAM Business in 2008. Mr. Kothandaraman was subsequently promoted to executive vice president of Cypress’s Data Communications Division in November 2011 and spent the next five years building the USB 3.0, USB-C and the Internet of Things businesses. He also served as the Executive Director of Cypress Semiconductor Technology India Private Limited from 2012 to 2016.
Mr. Kothandaraman received his bachelor of technology degree from IIT Madras and a master of science degree in materials science from University of California, Berkeley. Mr. Kothandaraman attended the Stanford Executive Program in 2008 and holds eight U.S. patents.
Current Public Company Boards
None

Badrinarayanan Kothandaraman

President and Chief Executive Officer Director since April 2017
Enphase Energy, Inc. | 2023 Proxy Statement | 11

Key Skills and Qualifications
Mr. Malchow brings to the Board many years of entrepreneurial and investment experience, with expertise in scaled infrastructure, software-driven businesses, data security and machine learning.
Career Highlights
Mr. Malchow, 37, has served as the founding Partner at HNVR Technology Investment Management, a venture capital firm, since 2013. In 2011, he co-founded Publir LLC, a cloud software company for high traffic websites. Mr. Malchow is a member of the board of the National Civic Arts Society in Washington, D.C. From December 2020 through July 2021, he served on the Board of Directors of Rodgers Silicon Valley Acquisition Corp, a special purpose acquisition company that successfully completed a business combination with Enovix Corporation, a lithium-ion battery company. From January 2021 to January 2023, Mr. Malchow served on the Board of Directors of Archaea Energy Inc., a leading producer of renewable gas. Mr. Malchow provided consulting services to Enphase from April 2019 until April 2022.
Mr. Malchow holds a bachelor of arts degree from Dartmouth College and a juris doctorate degree from Stanford University.
Current Public Company Boards
None

Joseph Malchow

Director since February 2020
Class I Directors Continuing in Office Until the 2025 Annual Meeting

Key Skills and Qualifications
Mr. Gomo brings to the Board valuable financial and business expertise through his years of experience as a chief financial officer with publicly traded companies. Mr. Gomo provides an important role in leading the Board’s activities on financial and auditing matters, as well as collaborating with our independent registered public accounting firm and management team in these areas.
Career Highlights
Mr. Gomo, 71, served as Executive Vice President of Finance and CFO of NetApp Inc., a computer storage and data management company, from October 2004 until December 2011, and as Senior Vice President of Finance and CFO from August 2002 until October 2004. From November 2000 to April 2002, Mr. Gomo served as CFO of Gemplus International S.A., a smart card provider, and from February 1998 until August 2000, Mr. Gomo served as CFO of Silicon Graphics, Inc., a high-performance computer and computer graphics company. Prior to February 1998, Mr. Gomo held various finance, financial management, manufacturing, and general management positions at Hewlett-Packard Company, an information technology company.
Mr. Gomo holds a bachelor of science degree in business administration from Oregon State University and a master of business administration degree from Santa Clara University.
From February 2005 to May 2017, Mr. Gomo served on the Board of Directors of SanDisk Corporation, a designer, developer and manufacturer of flash storage solutions. From December 2020 through July 2021, Mr. Gomo served on the Board of Directors of Rodgers Silicon Valley Acquisition Corp, a special purpose acquisition company that successfully completed a business combination with Enovix Corporation.
Current Public Company Boards
Nutanix, Inc. - since 2015; Micron Technology, Inc. - since 2018

Steven J. Gomo

Chair of the Board Director since March 2011 Audit Committee (Chair)
Enphase Energy, Inc. | 2023 Proxy Statement | 12

Key Skills and Qualifications
Mr. Rodger’s brings 35 years of public company CEO experience to the Board. Mr. Rodgers provides an important role in leading the strategic vision of the company.
Career Highlights
Mr. Rodgers, 75, founded Cypress Semiconductor Corporation in 1982 and served as the President, CEO and as a member of the Board of Directors until April 2017. From September 2020 to July 2021, he served as the Chairman of the Board of Directors and CEO of Rodgers Silicon Valley Acquisition Corp., a special purpose acquisition company, that successfully completed a business combination with Enovix Corporation in July 2021, and he continues to serve as the Chairman of the Board of Directors of Enovix Corporation. From January 2017 to January 2023, Mr. Rodgers also served on the Board of Directors of FTC Solar, Inc., a solar tracker company. From May 2002 to May 2011, Mr. Rodgers served as a member of the Board of Directors of SunPower Corporation, an energy company. From June 2004 through December 2012 Mr. Rodgers was a member of the board of trustees of Dartmouth College.
Mr. Rodgers holds a bachelor of science degree in physics and chemistry from Dartmouth. Mr. Rodgers holds a master of science degree and a Ph.D. in electrical engineering from Stanford University. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology.
Current Public Company Boards
Enovix Corporation (formerly Rodgers Silicon Valley Acquisition Corp.) - since September 2020

Thurman John Rodgers

Director since January 2017 Compensation Committee (Chair) Nominating and Corporate Governance Committee
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Information Regarding the Board of Directors and Corporate Governance
Identifying and Evaluating Nominees for Directors
The Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Nominating and Corporate Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Nominating and Corporate Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of our current business needs and strategy. The Nominating and Corporate Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Nominating and Corporate Governance Committee may recommend to the Board that the expertise of the current members should be supplemented. The Nominating and Corporate Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the full Board. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers various potential candidates for director.
For additional information on the criteria used to select Board nominees, please see the section “Information Regarding Committees of the Board - Nominating and Corporate Governance Committee” below.
Director Independence
Under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of the Nasdaq listing standards. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of a company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”).
The Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board determined that each of Messrs. Gomo, Kortlang, Mora and Rodgers and Ms. Haenggi do not have a relationship with Enphase that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under Nasdaq listing standards. The Board determined that Messrs. Kothandaraman and Malchow are not “independent” as defined under the applicable Nasdaq listing standards due to their services as our president and chief executive officer and as a consultant, respectively. Mr. Malchow’s consultant agreement with Enphase expired in April 2022.
Our non-employee directors meet in regularly scheduled executive sessions at which only non-employee directors are present.
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Board Diversity and Refreshment; Director Tenure
The Board and the Nominating and Corporate Governance Committee value diversity of backgrounds, age, education, experience, perspectives and leadership in different fields when identifying nominees, and we assess the effectiveness of our efforts in pursuing diversity in connection with our annual evaluations. The Board believes that the representation of gender, ethnic, geographic, cultural or other diverse perspectives expands the Board’s understanding of our customers, partners, employees, investors and other stakeholders. Presently, we have one female director and two ethnically diverse directors.
The Nominating and Corporate Governance Committee is committed to identifying qualified diverse candidates for its Board. In furtherance of this commitment, the Nominating and Corporate Governance Committee is actively seeking to add a world class female candidate to the Board in the near future that enhances the skill set of the Board.
The Board is committed to ongoing and thoughtful refreshment of its membership, yet also believes it is in the best interests of Enphase and our stockholders to maintain a mix of longer-tenured, experienced directors with institutional knowledge and newer directors with fresh perspectives. If each director nominee is elected to the Board at the Annual Meeting, two of our directors will be newer directors having been appointed in 2020 or later.
We do not impose director tenure limits or a mandatory retirement age. The Board believes that our longer-tenured directors, with their deep historical and institutional knowledge, have a unique perspective of Enphase, which provides invaluable insight as we continue to grow and evolve. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing strict limits on director tenure would deprive the Board of the valuable perspectives of its most experienced members. If each director nominee is elected to the Board at the Annual Meeting, our directors will have served on the Board for an average of 7.4 years. The Board believes the current average tenure of 7.4 years for its directors is consistent with the balance the Board seeks between different perspectives brought by longer serving directors and newer directors.
The demographic information presented below for our directors is based on voluntary self-identification by each director. Additional biographical information of our directors and executive officers as of March 21, 2023 is set forth beginning on page 10.

Part I : Gender Identity	Female	Male	Non-Binary
Directors	1	6	—
Part II : Demographic Background
African American or Black	—	—	—
Alaskan Native or Native American	—	—	—
Asian	—	1	—
Hispanic or Latinx	—	1	—
Native Hawaiian or Pacific Islander	—	—	—
White	1	4	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—	—	—
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Board Leadership Structure
In October 2022, the Board appointed Mr. Gomo to serve as the independent Chair of the Board, in addition to serving as the Lead Independent Director. In his capacity as Chair of the Board, Mr. Gomo has the authority to, among other things, call and preside over Board meetings, including meetings of the independent directors, and establish the agenda for these meetings. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Board believes that having an independent Chair of the Board, separate from the CEO, reinforces the independence of the Board in its oversight of the business and affairs of Enphase. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Enphase and its stockholders. As a result, we believe that an independent Chair of the Board can enhance the effectiveness of the Board as a whole.
The Board oversees the chief executive officer and other senior management in the competent and ethical operation of Enphase and seeks to ensure that the long-term interests of our stockholders are being served. Directors are expected to take a proactive and focused approach in order to ensure that we are committed to business success through the maintenance of high standards of responsibility and ethics.
Role of the Board in Risk Oversight
Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Enphase. The Audit Committee has the responsibility to consider and discuss our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Audit Committee responsibilities also include oversight of cybersecurity risk management through its oversight of our controls and procedures in the finance and accounting areas. This oversight also includes an annual review of our IT security. The Nominating and Corporate Governance Committee oversees the risks associated with Board governance, director independence and our human capital and sustainability initiatives. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Each of our committees provides reports to the full Board on their oversight activities and elevates review of risk issues to the Board as appropriate. In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business. These reports from our executive team are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies and ongoing developments.
2022 Focus Areas
During 2022, the Board continued its oversight of the impact of COVID -19, including its carry-on effects as it related to the supply chain, inventory, workplace safety and other areas of human capital management, such as recruitment and retention and return to office. In addition, the Board, through the Audit Committee, continued to focus on cybersecurity risks.
The Board, through the Nominating and Corporate Governance Committee, also reviewed and discussed ESG matters and the development of environmental and sustainability initiatives.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that outline the role and responsibilities of the Board and its various
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committees. Our Corporate Governance Guidelines are available on our website at https://investor.enphase.com/corporate-governance. Our Corporate Governance Guidelines ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. Our Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, the role of the Board, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, CEO performance evaluation, succession planning and board assessment.
Code of Conduct
We have adopted the Enphase Energy Code of Conduct (“Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on our website at https://investor.enphase.com/corporate-governance. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website.
Environmental, Social and Governance
We published our inaugural ESG report in January 2021 and intend to do so on an annual basis. Our ESG efforts are overseen by our General Counsel, with participation from a senior management committee, along with board-level oversight led by our Nominating and Corporate Governance Committee. The Board receives reports on sustainability and ESG matters from the Nominating and Corporate Governance Committee and senior management team at a minimum on an annual basis. The current ESG report is available in the ESG section of our website. Additional information about the role of the Nominating and Corporate Governance Committee can be found in its written charter, also available to stockholders on our website. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
We believe that global warming and climate change present serious risk to the economic, environmental and social systems supporting human civilization. We create the clean energy technologies for the world to help slow the pace of global warming, protect the environment, and accelerate the transition to a clean, accessible, and resilient energy system. However, we also acknowledge that our ability to capitalize on climate opportunities continuously over the long term requires navigating climate risk successfully. We align our climate change strategy disclosures in our ESG report with the recommendations of the Taskforce for Climate-Related Financial Disclosures, given the framework’s rate of global uptake and integration with emerging ESG disclosure regulations.
Meetings of the Board and Committees
The Board met five times in 2022. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of 2022 for which he or she was a director or committee member.
Information Regarding Committees of the Board
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. All directors on the Board also participate on the Strategic Committee, which was established by the Board to consider and make recommendations to the Board regarding issues impacting our strategic direction of, with participation from management, from time to time.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to monitor and oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee, among other things:
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•evaluates the performance of and assesses the qualifications of the independent auditors;
•determines and approves the scope of engagement and compensation of the independent auditors;
•confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and
•establishes procedures, as required by law, for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters.
The Audit Committee also has the following responsibilities:
•determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•reviewing and approving or rejecting related-party transactions;
•oversight of our enterprise risk management program; and
•reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls.
The Audit Committee is composed of three directors: Messrs. Gomo, Kortlang and Mora. The Audit Committee met four times in 2022. The Audit Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent, as required by Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards.
The Board has determined that each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. The Board has also determined that Messrs. Gomo and Mora each qualify as an “audit committee financial expert,” as defined in SEC rules. The Board made a qualitative assessment of their level of knowledge and experience based on a number of factors, including formal education, experience as a chief financial officer for public reporting companies or experience as a chief executive officer with financial oversight responsibilities.
Compensation Committee
The Compensation Committee is composed of two directors: Messrs. Mora and Rodgers. All members of the Compensation Committee have been and are “independent,” as required by Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met four times in 2022. The Compensation Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
The Compensation Committee acts on behalf of the Board to review and adopt, or recommend to the Board for adoption, and oversee our compensation strategy, policies, plans and programs, including:
•approving or recommending to the Board the approval of compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers;
•evaluating and recommending to the Board the approval of compensation plans and programs, as well as modification or termination of existing plans and programs;
•reviewing and approving to the Board the type and amount of compensation to be paid or awarded to Board members;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements; and
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers.

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Compensation Committee Processes and Procedures
The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO and vice president of human resources. The Compensation Committee meets periodically in executive session, without management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel, as well as authority to obtain, at the expense of Enphase, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s independence, reasonable fees and other retention terms.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles. The Nominating and Corporate Governance Committee is also responsible for overseeing our ESG strategy, initiatives and policies, including communications with employees, investors and other stakeholders.
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Kortlang and Rodgers and Ms. Haenggi. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times in 2022, and Nominating and Corporate Governance Committee business was also discussed from time to time during meetings of the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is reviewed annually, and is available to stockholders on our website at https://investor.enphase.com/corporate-governance.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including: having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Enphase, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, to maintain a balance of knowledge, experience and capability. This process is designed to follow the guiding principle that the composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences and expertise, and a range of tenures that are appropriate given our current and anticipated circumstances. Consistent with this philosophy, in addition to the criteria set forth above and subject to the rights of any third party to designate a director, the Nominating and Corporate Governance Committee will ensure each pool of qualified candidates for additional or vacant Board positions from which Board nominees are chosen includes candidates who bring racial and/or gender diversity. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, as it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee is committed to identifying qualified candidates of diverse qualities and backgrounds, including female candidates and/or candidates from underrepresented groups for its Board. In furtherance
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of this commitment, the Nominating and Corporate Governance Committee will proactively include female candidates and/or candidates from underrepresented groups in the initial list of candidates from which it will select prospective director candidates in each future director search and will require that any search firm it may engage to assist with a director search do the same.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary.
The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. The Board amended our Amended and Restated Bylaws (as amended, the “Bylaws”), effective April 6, 2022, in order to implement proxy access. Pursuant to the proxy access provision, a stockholder or a group of no more than twenty (20) stockholders owning three percent (3%) or more of the voting power of the our outstanding capital stock continuously for at least three (3) years may nominate, and include in our proxy statement for an annual meeting, director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided that the stockholders satisfy the requirements specified in the Bylaws.
To date, the Nominating and Corporate Governance Committee has not received any such nominations, nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Corporate Secretary at the following address: 47281 Bayside Parkway, Fremont, CA 94538, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board and Committee Evaluations
The Board and its principal committees perform an annual self-assessment to foster a culture of accountability for performance and continuous improvement so that the Board is able to meet its strategic objectives. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively, and where it can improve.
Communications with the Board
We have not adopted a formal process for stockholder communications with the Board. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the Board or individual director, and that appropriate responses are provided to stockholders in a timely manner. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.
Our stockholders may direct communications to a particular director or to the directors generally, in care of Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538.
In addition, any interested person, including any stockholder, may communicate directly with our non-employee directors.
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Persons interested in communicating directly with our non-employee directors regarding any concerns or issues may do so by addressing correspondence to a particular director, or to our non-employee directors generally, in care of Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Board, or the Chair of the Audit Committee, Chair of the Compensation Committee or Chair of the Nominating and Corporate Governance Committee.
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Director Compensation
Non-Employee Director Compensation
Members of the Board who are non-employee directors receive compensation for their service on the Board. As an employee, Mr. Kothandaraman, our CEO, does not receive additional compensation for his service on the Board.
The Compensation Committee last reviewed our non-employee director compensation policy in 2020 in order to ensure that our compensation for directors remains competitive and allows us to attract and retain highly qualified members of the Board. As part of this review, the Compensation Committee engaged AON Consulting, Inc., an independent compensation consultant, to review non-employee director compensation and provide guidance to the committee. Based on this review, effective November 1, 2020, the Compensation Committee determined that in order to attract and retain highly qualified directors, the compensation of the non-employee directors should be updated to be more competitive. As a result, the committee approved a new Non-Employee Director Compensation Policy, which provides the following compensation package for our non-employee directors, which was in effect for 2022.
Cash Compensation Arrangements
Under the Non-Employee Director Compensation Policy, each member of the Board who is not our employee was eligible for the following cash compensation for Board services.

Arrangement	Compensation ($)
Annual retainer Board member	50,000
Additional retainer Audit Committee chair	25,000
Additional retainer Audit Committee member	15,000
Additional retainer Compensation Committee chair	20,000
Additional retainer Compensation Committee member	10,000
Additional retainer Nominating and Corporate Governance Committee chair	10,000
Additional retainer Nominating and Corporate Governance Committee member	5,000
Additional retainer Lead Independent Director or Chair of the Board	20,000
Additional retainer Strategic Committee member	10,000
All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We also reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.

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Equity Compensation Arrangements
The Non-Employee Director Compensation Policy provides that on the date of each annual stockholders’ meeting, each non-employee director will automatically receive a RSU award with value of $250,000 (calculated using the closing price of our common stock on the Nasdaq Global Market or any successor exchange on the grant date) vesting on a quarterly basis over 12 months; the lead independent director or Chair of the Board will automatically receive an additional RSU grant with a target value of $20,000 vesting on a quarterly basis over 12 months.
Notwithstanding the foregoing, Joseph Malchow (who joined the Board in February 2020) did not receive equity compensation for serving on the Board during the term of his consulting agreement to assist with and advise us on our digital transformation initiatives and mergers and acquisition opportunities, which was entered into in April 2019. Under the consulting agreement, Mr. Malchow received an RSU award of 75,000 shares, which vested on a quarterly basis over three years from April 2019, and no cash compensation. Following expiration of the consulting agreement in April 2022, Mr. Malchow became eligible to receive the equity compensation under the Non-Employee Director Compensation Policy. Mr. Malchow was eligible to receive a RSU award after the 2022 Annual Meeting and is expected to be eligible to receive a RSU award on the date of this year’s Annual Meeting.
Director Compensation Table
The following table sets forth certain summary information for 2022 with respect to the compensation of our non-employee directors. Mr. Kothandaraman, as an employee and executive officer, did not receive any additional compensation for serving on the Board.
2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Steven J. Gomo	105,000	269,862	374,862
Benjamin Kortlang	85,000	249,872	334,872
Richard Mora	85,000	249,872	334,872
Thurman John Rodgers	85,000	249,872	334,872
Jamie Haenggi	65,000	249,872	314,872
Joseph Malchow	60,000	249,872	309,872
________
1The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of RSU awards granted in the fiscal year ended December 31, 2022 calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (“ASC 718”), disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of our Annual Report on Form 10‑K for the year ended December 31, 2022, as filed with the SEC on February 13, 2023.
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Director Outstanding Equity Awards at December 31, 2022
The following table presents the outstanding equity awards held by each of our non-employee Board members as of December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Not Exercisable (#)	Number of Shares of Stock or Units That Have Not Vested (#)
Steven J. Gomo	95,668	—	864
Benjamin Kortlang	2,475	—	800
Richard Mora	30,285	—	800
Thurman John Rodgers	319,526	—	800
Jamie Haenggi	—	—	800
Joseph Malchow	—	—	800
Compensation Committee Interlocks and Insider Participation
Messrs. Rodgers and Mora served on the Compensation Committee for the entire fiscal year ended December 31, 2022. None of the members of our Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Board or the Compensation Committee.
Stock Ownership Guidelines
As part of our overall corporate governance policies, and to align the interests of our non-employee directors with the interests of our stockholders, the Board believes that our non-employee directors should have a significant financial stake in Enphase. Accordingly, the Board believes that each non-employee director should own shares of our common stock with a value equal at least to five times the current cash annual retainer for Board service (excluding additional retainers for committee or chair service). As of March 2023, this guideline is equivalent to $250,000 based on a $50,000 annual retainer. Non-employee directors should achieve this ownership guideline by the end of the calendar year that is three years after the later of (1) the October 22, 2022 effective date of the Stock Ownership Guidelines or (2) the date the individual becomes a non-employee director.
As of December 31, 2022, each of our non-employee directors had either achieved his or her required ownership level or still had a remaining period of time to acquire the required beneficial ownership level.
For additional details on our Stock Ownership Guidelines, and how they relate to our officers, please see the section entitled “Compensation Discussion and Analysis - Other Features of Our Executive Compensation” below.
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Management
The following table sets forth certain information concerning our executive officers as of March 21, 2023:

Badrinarayanan Kothandaraman President and Chief Executive Officer
Please see page 11 of this Proxy Statement for Mr. Kothandaraman’s biography

Mandy Yang Vice President and Chief Financial Officer

Ms. Yang, 47, has served as our Vice President and Chief Accounting Officer from October 2018 until her promotion to our Vice President and CFO in February 2022. Ms. Yang has over 20 years of accounting, financial reporting, treasury, and tax experience. Previously, she was senior director and group controller at Tesla, Inc. from February 2017 to September 2018. Prior to that, she served in various positions at SunPower Corporation, including as Senior Director and Division Controller of the global distributed generation division, and concurrently as the Chief Accounting Officer and Corporate Controller of 8point3 Energy Partners. Before that, she served in a variety of senior finance positions at Spansion Inc. Earlier in her career, Ms. Yang was an internal auditor at SYNNEX Corporation and an auditor with Deloitte & Touche. Ms. Yang earned her bachelor of arts degree in international business from National Taiwan University and a masters of business administration degree in finance and accounting from the University of Illinois at Urbana-Champaign. She is a Certified Public Accountant in California and a Chartered Financial Analyst.

Jeffrey McNeil Chief Advisor

Mr. McNeil, 61, has served as our COO from April 2019 to February 2020 and as our Executive Vice President and COO from February 2020 until July 2022. Since July 2022, Mr. McNeil has served as our Chief Advisor. He had joined Enphase in January 2018 as our Vice President, Customer Support and Quality. Prior to joining Enphase, Mr. McNeil served as the Senior Vice President of Operations and Regulatory at Energous Corporation, a developer of wireless charging technology, from December 2015 to January 2018. From 1994 through December 2015, Mr. McNeil held various positions at Cypress Semiconductor Corporation in its manufacturing and operations organization, most recently as the Senior Vice President of Operations, where he led the global supply chain, logistics, and back-end manufacturing organizations. Mr. McNeil received his bachelor of science degree in chemical engineering from San Jose State University.

Mr. McNeil stepped down at the end of March 2023 from his position as an executive officer of Enphase and intends to retire in 2023.
Enphase Energy, Inc. | 2023 Proxy Statement | 25

David Ranhoff Executive Vice President and Chief Commercial Officer

Mr. Ranhoff, 68, has served as our Vice President and Chief Commercial Officer (“CCO”) since December 2017 and as our Executive Vice President and CCO since February 2020. Mr. Ranhoff joined Enphase from GCL Solar Materials, a solar energy equipment supplier, where he was the president and CEO from April 2017 to December 2017. Prior to GCL, he was with SunEdison Inc., a renewable energy company, serving as president of the Solar Materials group from July 2013 until March 2017, and as a Senior Vice President of Sales and Marketing for both the solar materials and semiconductor divisions from July 2010 to June 2013. He joined SunEdison through its acquisition of Solaicx Inc., a crystal growth manufacturing company, where he was President and CEO from May 2009 to July 2010. Mr. Ranhoff received his bachelor of science degree in electrical engineering from Northeastern University and attended the Stanford Executive Program.

Mr. Ranhoff intends to retire from Enphase at the end of June 2023 and transition to a part-time role as Commercial Advisor.
Enphase Energy, Inc. | 2023 Proxy Statement | 26

Executive Compensation
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, policies and objectives, how we arrived at specific compensation decisions, and the compensation paid in 2022 to the individuals who served as our principal executive officer, our principal financial officer and our other NEOs in 2022.
In 2022, our NEOs were:

Executive	Position
Badrinarayanan Kothandaraman	President and CEO
Mandy Yang	Vice President and CFO
Jeffrey McNeil	Chief Advisor and former Executive Vice President and COO
David Ranhoff	Executive Vice President and CCO
Eric Branderiz	Former Executive Vice President and CFO
Mr. Branderiz retired as our Executive Vice President and CFO, effective February 14, 2022. Effective February 15, 2022, we appointed Mandy Yang, who previously served as our Vice President, Chief Accounting Officer and Corporate Treasurer, to succeed Mr. Branderiz as our Vice President and CFO.
On June 15, 2022, Mr. McNeil notified Enphase of his intention to retire for personal reasons in 2023. In advance of his retirement, Mr. McNeil transitioned from his then current position as Executive Vice President and COO to a full-time role as Chief Advisor, effective July 1, 2022.
On March 25, 2023, Mr. Ranhoff, our Executive Vice President and CCO, notified us of his intention to retire from his position effective June 30, 2023. Upon his retirement, Mr. Ranhoff will transition from his current position to a part-time role as Commercial Advisor, effective July 1, 2023.
Executive Summary
Business Overview
We are a global energy technology company. We deliver smart, easy-to-use solutions that manage solar generation, energy storage and communication on one single platform. We have revolutionized the solar industry with our microinverter technology and we produce a fully integrated solar-plus-storage solution. As of the end of 2022, we have cumulatively shipped approximately 58 million microinverters, and over three million Enphase systems have been deployed in more than 145 countries.
Enphase Energy, Inc. | 2023 Proxy Statement | 27

Fiscal 2022 Performance
In 2022, we had another year of record GAAP and non-GAAP profitability, as well as free cash flow generation. Our GAAP profitability for 2022 was $397.4 million, as compared to $145.4 million for 2021. Our non-GAAP profitability for 2022 was $647.4 million, as compared to $340.3 million for 2021. We generated $698.4 million in free cash flow in 2022. We also reported record net revenues of $2,330.9 million for 2022, representing 69% growth year-over-year. For the year ended December 31, 2022, we sold approximately 15.4 million microinverter units, as compared to approximately 10.4 million units in 2021, and increased shipments of our IQ Batteries to customers in the United States and Europe to 508.5 MWh as compared to 251.0 MWh shipped in the same period a year ago.4
As the world emerges from coping with the COVID-19 pandemic, 2022 brought substantial manufacturing and supply chain challenges, disruptions in local and global economies, volatility in the global financial markets, including increased interest rates and rising inflation, delays in payments and other challenges. Nevertheless, we put into place a plan to minimize the effects of these supply chain constraints and still managed to grow our business and improve our balance sheet.
Overall, we view 2022 as a substantial step forward for us as evidenced by our record revenues and operating income. In 2022, our stock price increased by approximately 45%, as we continued to create value for stockholders.
The graph below shows a comparison of the growth of our common stock as compared to the S&P 500 Index for the period from September 5, 2017 (the first trading day after Mr. Kothandaraman was appointed CEO) to December 31, 2022. As the graph below depicts, our stock has consistently outperformed the S&P 500 over this period. Since Mr. Kothandaraman has led Enphase, our stock price has increased more than 24,000%, as compared to a 56% increase for the S&P 500 Index over the same period. The majority of Mr. Kothandaraman’s compensation has been delivered through performance-based equity awards. The equity awards he has received over time align with our growth and success and the exceptional value delivered to our stockholders since he was promoted to CEO. The information shown is historical, and share price over the indicated period should not be considered indicative of future stockholder returns or future performance.

Enphase Stock vs. S&P 500 Appreciation %
September 5, 2017 - December 31, 2022
30,000%
20,000%
10,000%
0%
09/05/17
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
Enphase Energy
S&P 500 Index

4    See Appendix A for the most comparable reconciliation of U.S. GAAP to non-GAAP financial measures. We use these non-GAAP financial measures to analyze our operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business.
Enphase Energy, Inc. | 2023 Proxy Statement | 28

2022 Executive Compensation Highlights
In designing our compensation program, the Compensation Committee seeks to balance retention and motivation objectives by incorporating long-term vesting equity with equity that vests for performance, based on a balanced scorecard, which we believe when achieved will lead to our success over the long term. The important features of our executive compensation program for fiscal 2022 included the following:
•Our executive bonuses were dependent on meeting corporate objectives. Our quarterly performance-based bonus opportunities for all of our NEOs were dependent upon our achievement of quarterly corporate objectives and the individual officer’s performance in meeting their own individual objectives. In 2022, our CEO received aggregate payouts equal to 125% of his target annual payout under our bonus program (the “2022 Bonus Program”), and our other NEOs received aggregate payouts ranging from 129% to 149% of their target annual payouts. These payouts were driven by achievement of our quarterly corporate objectives and each NEO’s achievement of his or her individual quarterly goals, which were set to be aggressive and achievable, but only with significant effort, as further detailed below under “2022 Executive Compensation Program - 2022 Quarterly Performance Cash Bonus Program.”
•We grant equity awards subject to performance-based vesting conditions. In 2022, we awarded equity in the form of time-based RSUs and PSUs under our Performance Accelerated Restricted Stock (“PARS”) Program for 2022 (the “2022 PARS Program”), with each NEO receiving 60% of the aggregate target value of their equity awards in the form of PSUs and 40% of such value in the form of time-based RSUs. Equity awards were an integral part of our executive compensation program, and along with the rigorous goals set in our annual cash bonus program, comprised the primary “at-risk” portion of our NEOs’ compensation package.
•A substantial portion of executive pay is tied to performance. We structure a significant portion of our NEOs’ compensation to be variable (at risk) based on achievement of rigorous performance metrics and targets. For 2022, 59% of our CEO’s total target compensation and an average of 45% of our other NEOs’ (other than Mr. Branderiz, who retired from Enphase on February 14, 2022) total target compensation was at risk.

■ Base Salary ■ Time-Based RSUs ■ PSUs ■ Quarterly Performance Cash Bonus

The charts above reflect 2022 annual base salaries, 2022 quarterly performance cash bonuses (at risk), time-based RSUs and PSUs (at risk), as reported in the Summary Compensation Table. The charts do not include “All Other Compensation,” as reported in the Summary Compensation Table, because such amounts were less than 1% for each NEO’s aggregate compensation for 2022.
Enphase Energy, Inc. | 2023 Proxy Statement | 29

Compensation Philosophy and Objectives
Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following main objectives:
•attract, retain and reward highly qualified employees, including executives;
•provide incentives that motivate and reward for achievement of key performance goals that increase stockholder value over the long term;
•award performance for achieving targets based on a balanced scorecard;
•align our executives’ interests with those of our stockholders; and
•link pay to our performance.
Our executive compensation program generally consists of the three principal components outlined in the table below.

Element of compensation	Objectives	Key features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash to attract and retain executives.	Fixed compensation that is periodically reviewed and adjusted based on a number of factors, including individual performance, our overall company performance and market data provided by our independent compensation consultant.

Quarterly Performance Cash Bonus (at-risk cash)	Motivates and rewards through quarterly payments for attaining key corporate and individual performance goals linked to our key business objectives.	Target bonus amounts, calculated as a percentage of base salary, are periodically reviewed and determined based upon competitive bonus opportunities in our market. We award the annual bonus on a quarterly basis to incentivize and reward quarterly results that help achieve our long-term strategic goals. Bonus awards are dependent upon three components:
(i) individual performance objectives,
(ii) company performance objectives, and
(iii) company funding factor.
The Compensation Committee determines the bonus amount achieved each quarter as further described below.

Long-Term Incentives (60% PSUs and 40% RSUs)	Motivates and rewards for our longer-term performance; aligns executives’ interests with stockholder interests in creating long-term value; and attracts and retains highly qualified executives.	Variable equity-based compensation, including:
(i) PSU awards that vest based on achievement of specified corporate goals measured over a one-year period (40%),
(ii) PSU awards that vest based on achievement of individual goals measured over a one-year period (20%), and
(iii) time-based RSU awards that vest over two years based on continuous service (40%).

Enphase Energy, Inc. | 2023 Proxy Statement | 30

Compensation Program Governance
The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What we do	What we don’t do

Pay for Performance philosophy with a majority of annual compensation at risk	No excise tax or other tax gross ups upon a change in control
Stock Ownership Guidelines instituted with rigorous share ownership requirements	No perquisites or executive fringe benefits
Double-trigger equity acceleration in connection with a change in control, requiring both a change in control and qualifying termination	No fixed term or evergreen employment agreements
Independent executive compensation consultant retained	No guaranteed bonuses
Annual assessment of risk and mitigation practices
Regular review of share utilization, dilution and cost
Robust engagement with stockholders on compensation and corporate governance
Clawback Policy established
Advisory Vote on Executive Compensation Results
At the 2022 Annual Meeting, we received approximately 47.4% support of the votes cast on our say-on-pay advisory proposal. As a result, our 2022 say-on-pay advisory proposal did not pass. Following this vote, we conducted an extensive stockholder outreach program, which we describe in detail below.
Stockholder Engagement
We recognize the value of a robust stockholder engagement program and we expect to continue engaging with our stockholders annually. In addition to the outreach conducted in the weeks leading up to the 2022 Annual Meeting, following last year’s negative say-on-pay advisory vote, we took the opportunity to begin a constructive dialogue with our stockholders on a broad range of matters relevant to our business, including corporate governance, executive compensation, ESG matters and human capital management. We believe that our approach to engaging openly with our stockholders drives increased corporate accountability, assists with decision making, and ultimately creates long-term value.
To this end, we reached out to stockholders during the third and fourth quarters of 2022 and in the first quarter of 2023. We invited our top 33 stockholders, representing more than 53% of our outstanding shares of common stock to meet with us. We spoke with 11 stockholders representing approximately 31% of our outstanding shares of common stock, including at least 5 institutions that voted “against” our Say-on-Pay proposal in 2022. We also reached out to hear feedback regarding our programs from Institutional Shareholder Services Inc.
An independent Board member (when requested), together with the Vice President, General Counsel and Corporate Secretary, our head of investor relations, and other members of the corporate legal team, participated in this effort on our behalf. All feedback received was shared and discussed with the Compensation Committee, the Nominating and Corporate Governance Committee and the full Board.
Enphase Energy, Inc. | 2023 Proxy Statement | 31

Below is a summary of the feedback we received following the 2022 Annual Meeting and how we responded.

Areas of focus for investors	How we responded

Increased clarity and transparency in our CD&A	•We focused on improving the disclosures relating to our incentive plans, performance goals and how we measure performance

Differentiated goals in our incentive plans
•For our 2023 long-term equity incentive program, we added a three-year relative TSR PSU award that vests based on performance over a three-year performance period, replacing an award based on individual goals that was eligible to vest after one year

Multi-year vesting
•We extended the vesting of time-based RSUs from two years to three years
•With the introduction of relative TSR PSU awards in 2023, 67% of the target long-term equity incentive opportunity is in the form of PSUs or RSUs with multi-year vesting of up to three years

Similarity of short-term and long-terms goals
•We continue to believe that the best way to drive value for our stockholders is to execute on short-term goals that will lead to the achievement of our longer-term strategy
•For 2023, we replaced the portion of PSUs subject to individual goals that were eligible to vest after one year with relative TSR PSU awards that vest over a three-year performance period

Continued focus on ESG	•We included ESG specific targets in our 2023 company goals and will publish our 2022 annual ESG report

Board governance	•We appointed a Chair of the Board and adopted stock ownership guidelines for directors and officers

Board diversity
•We are committed to board diversity and include diverse candidates in any search for new board members
•We have and will continue to provide substantial disclosure around the composition of our current Board and the skill sets we consider important for our directors, as well as our process for identifying and evaluating potential director candidates
•The Board continues to review the skills and experiences it considers important for the Board to effectively oversee our business, strategies and risks

The Compensation Committee believes that the changes described are responsive to the feedback that we heard from investors. The Compensation Committee has determined that the changes are consistent with the philosophy of our executive compensation program and are important in attracting, motivating and retaining executives and creating long-term value for our stockholders.
Enphase Energy, Inc. | 2023 Proxy Statement | 32

As noted above, in March 2023, the Compensation Committee approved a new equity compensation program for our NEOs, taking into consideration the discussions we had with our stockholders, our outstanding performance and our record financial results in 2022, and the desire to continue to motivate our executives and create meaningful retention incentives. We summarize below the overall 2023 compensation program for our CEO, which includes the following features:

Summary of CEO Compensation
2022 Features	2023 Features

Base Salary: $450,000; Mr. Kothandaraman’s base salary has remained the same since his appointment to CEO in September 2017	Base Salary: No change

Quarterly Cash Bonus Program: 100% of base salary	Quarterly Cash Bonus Program: No change from prior year, however, we have added ESG-based metric targets as part of the rigorous metrics

Equity-Based Incentives Award Mix: 60%/40% 60% performance-based vesting •30% tied to Annual CEO Smart Goals •30% tied to Annual Individual Performance Goals 40% time-based vesting over two years	Equity-Based Incentives Award Mix: 67%/33% 67% performance-based vesting •33% tied to Annual CEO Smart Goals •34% tied to a three-year relative TSR metric* 33% time-based vesting over three years

* For 2023, we added a three-year relative TSR PSU award that pays out based on our TSR performance against the companies in the S&P 500 over a three-year performance period, as follows:
•85th percentile 200%
•55th percentile 100%
•25th percentile 0%
No payout at or below performance at the 25th percentile
Linear interpolation for performance between 25th and 85th percentile
Compensation Decision-Making Process
Factors Used in Determining Executive Compensation
In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our NEOs, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, bonus awards and equity grants. Instead, our Compensation Committee and Board set the compensation of our NEOs at levels they determine to be competitive and appropriate for each NEO, using the professional experience and judgment of Compensation Committee and Board members. However, in order to align the NEOs’ incentives with the interests of our stockholders and corporate goals, a significant portion of the NEOs’ total target compensation is comprised of performance-based quarterly bonus opportunities and long-term equity awards that vest based upon achievement of performance goals and also upon continuous service over time. In addition, our NEOs generally are awarded an initial new hire equity grant upon commencement of employment. We may also make equity grants to our NEOs in connection with promotions on a case-by-case basis. New hire and promotion equity grants are based primarily on competitive conditions applicable to each specific executive position.
Enphase Energy, Inc. | 2023 Proxy Statement | 33

In making NEO compensation decisions, the Compensation Committee and Board generally take into consideration the following factors:
•Our prior performance and existing business needs;
•Each NEO’s individual performance, scope of job function and the criticality of the skill set of the NEO to our future performance;
•Internal pay equity;
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•A range of market data reference points, as described above under “Use of Competitive Market Compensation Data;” and
•Recommendations from consultants on compensation policy determinations for our NEOs.
How We Determine Executive Compensation
Role of our Compensation Committee and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight of our compensation policies, plans and programs, administration of our equity plans and its responsibilities related to the compensation of our NEOs, directors and senior management, as appropriate. The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and generally determines the principal components of compensation (base salary, quarterly performance bonuses and equity awards) for our NEOs on an annual basis; however, the Compensation Committee also approves performance bonus payments on a quarterly basis and may at other times for annual refresh equity awards, new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee may form and delegate authority to subcommittees as appropriate. However, the Compensation Committee does not delegate authority to approve NEO compensation. The Compensation Committee does not maintain a formal policy regarding the timing of granting equity awards to our NEOs, but typically does so during the beginning of the year after the announcement of fourth quarter earnings.
Role of Management
The Compensation Committee works with and receives information and analysis from management, including our legal, finance and human resources departments, and our CEO, and considers the information and analyses in determining the structure and amount of compensation to be paid to our employees, including our NEOs. Our legal, finance and human resources departments work with our CEO to design and develop recommended compensation programs for our NEOs and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Our CEO evaluates the individual performance of the other NEOs and provides the Compensation Committee with such NEO performance assessments and management’s recommendations and proposals regarding NEO compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other NEOs. However, our Compensation Committee and the Board retain the final authority to make all compensation decisions. While the CEO and members of our management team discuss recommendations and compensation arrangements with the Compensation Committee, they do not participate in the deliberations concerning or determination of their own compensation.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In early 2022, the Compensation Committee retained Aon Consulting, Inc. (“Aon”) as its compensation consultant. Aon conducted market research and analyses to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target bonus amounts, equity awards and the design of our equity grant program for our top employees, including the NEOs. Aon also developed and recommended a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid the Compensation Committee in making executive pay decisions. The Compensation Committee assessed the independence of Aon pursuant to SEC rules and concluded that no conflict of interest existed that would have prevented Aon from serving as an independent consultant to the Compensation Committee.
Enphase Energy, Inc. | 2023 Proxy Statement | 34

Beginning in July 2022, the Compensation Committee retained Compensia as its compensation consultant. Compensia was engaged to support a review of our approach to executive compensation with a focus on finalizing a methodology that would be responsive to investor input, be aligned with our internal culture and compensation objectives and be competitive with practices among comparable companies. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest existed that would have prevented Compensia from serving as an independent consultant to the Compensation Committee.
Use of Competitive Market Compensation Data
We strive to attract and retain the most highly qualified employees and NEOs in an extremely competitive market. Accordingly, our Compensation Committee believes it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent.
The Compensation Committee regularly reviews our peer group to determine if adjustments are necessary to ensure that the data derived from the group continues to represent current market practices. From time to time, our Compensation Committee will revise the peer group when it determines that additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. For 2022, the peer group established consisted of the following companies:

ADT, Inc.	Marvell Semiconductor, Inc.	Resideo Technologies, Inc.
Alarm.com Holdings, Inc.	Microchip Technology Incorporated	Skyworks Solutions, Inc.
ChargePoint Holdings, Inc.	Monolithic Power Systems, Inc.	SolarEdge Technologies, Inc.
First Solar, Inc.	NextEra Energy Partners, LP	Sunrun, Inc.
Generac Holdings, Inc.	ON Semiconductor Corporation	Synaptics Incorporated
Keysight Technologies, Inc.	Plug Power, Inc.	Teradyne, Inc.
Lennar Corporation	Qorvo, Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
The peer group criteria focused on US-based publicly traded semiconductor, electrical component, and solar and home management companies with a market capitalization between $8.0 billion and $75.0 billion and revenues of $500.0 million to $4.2 billion. The Compensation Committee believes that the resulting peer group companies represented our talent labor market for key leadership positions.
The Compensation Committee did not “benchmark” against a specific percentile in setting the compensation of any of our NEOs to a specific percentile of the compensation data derived from our 2022 peer group. Rather, in making executive compensation decisions, the Compensation Committee reviewed compensation data from the 2022 peer group companies (referred to as the market data) as reference points (generally at the 25th, 50th and 75th percentiles of the market data). The Compensation Committee’s general aim was for total executive compensation to remain competitive with the market, with individual amounts varying as appropriate based on corporate and individual executive performance, and other factors that were deemed appropriate for consideration. Given that we continue to evolve and grow, we have not developed a specific market positioning that we consistently aim for in setting compensation levels. Instead, the Compensation Committee determines each element of compensation, and total target cash and equity compensation, for each NEO based on various facts and circumstances appropriate for our company in any given year. Competitive market positioning is only one of several factors, as described above under “Factors Used in Determining Executive Compensation,” that our Compensation Committee considers in making compensation decisions, so individual NEO compensation may therefore fall at varying levels as compared to the market data.
Enphase Energy, Inc. | 2023 Proxy Statement | 35

2022 Executive Compensation Program
Base Salary
The Compensation Committee generally reviews our NEOs’ base salaries on an annual basis. The annual base salaries for our NEOs for 2022 are set forth in the chart below. The annual base salaries of our NEOs remained unchanged in 2022, as compared with 2021 levels, because the Compensation Committee determined that each NEO’s total compensation – comprised of salary, bonus and equity awards – remained competitive based on market data and wanted a greater percentage of each NEO’s total compensation to be tied to rewarding performance, whether through bonus payments or performance-based equity awards based on the achievement of SMART Goals, as further described below.

Named Executive Officer	2022 Annual Base Salary ($)
Badrinarayanan Kothandaraman	450,000
Mandy Yang	350,000
Eric Branderiz(1)	400,000
Jeffrey McNeil	400,000
David Ranhoff	400,000
________
1    Mr. Branderiz retired as our Executive Vice President and CFO effective February 14, 2022. Mr. Branderiz received a payment of $700,000 upon his retirement on February 14, 2022.
Annual and Quarterly CEO SMART GOALS
SMART goals are a core component of both our short-term quarterly cash bonus program and our equity incentive program. “SMART” goals are targets that are: specific, measurable, achievable, relevant and time based. At the beginning of each year, the Board approves the annual CEO goals (the “Annual CEO SMART Goals”) and the quarterly CEO goals (the “Quarterly CEO SMART Goals”). The 2022 Annual CEO SMART Goals and the Quarterly CEO SMART Goals (collectively, the “CEO Goals”) were set to be aggressive and rigorous, but attainable with significant skill and effort. When the CEO Goals were set in in early January 2022, the Compensation Committee and the Board believed that the CEO Goals were substantially uncertain to be achieved.
Both the 2022 Annual CEO SMART Goals and Quarterly CEO SMART Goals were part of a balanced scorecard which covered ten categories:
•Revenue growth;
•Profit before taxes;
•New products;
•Innovation;
•Operations;
•Quality;
•Ease of doing business;
•Human resources;
•Marketing; and
•Mergers and acquisitions.
The Annual CEO SMART Goals served as one of the components in determining the payout under the equity incentive compensation program, and the Quarterly CEO SMART Goals served as one of the factors in determining the payout under the quarterly cash bonus program, as further described below.
Enphase Energy, Inc. | 2023 Proxy Statement | 36

2022 Quarterly Performance Cash Bonus Program
Each of our NEOs was eligible for quarterly performance bonuses under the 2022 Bonus Program. The 2022 Bonus Program was designed to align compensation with annual goals that were measured and paid quarterly, based upon Company and individual performance to better incentivize executives to strive to meet real-time goals, set on a quarterly basis. The Quarterly CEO SMART Goals were designed to drive revenue growth and profitability, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives, and to recognize and reward our NEOs based upon their achievement of certain individual objectives during a quarter.
The Compensation Committee approved target bonus percentages for each NEO under the 2022 Bonus Program, which were unchanged from the 2021 calendar year (the “Bonus Percentage”). Such Bonus Percentages were consistent with our philosophy that a significant portion of each executive’s total target compensation should be tied to performance, and they reflected the Compensation Committee’s review of internal pay equity. The respective target bonus percentages for our NEOs were set as follows:

Named Executive Officer	Bonus Target (% of base salary)(1)
Badrinarayanan Kothandaraman	100
Mandy Yang	75
Eric Branderiz(2)	75
Jeffrey McNeil	75
David Ranhoff	75
________
1Target numbers are annual and are payable in four quarterly installments based on performance on the goals.
2Mr. Branderiz retired as our Executive Vice President and CFO effective February 14, 2022 and was not eligible for the any cash performance bonuses in 2022. Mr. Branderiz’s bonus target as a percentage of his base salary was 75% at the time of his retirement.
The Compensation Committee retained final discretion over and approved all quarterly payments under the 2022 Bonus Program. The Compensation Committee could, in its discretion, award all or a portion of earned 2022 bonuses to the NEOs and other employees in the form of fully vested RSUs. No bonuses were paid in the form of fully vested RSUs under the 2022 Bonus Program.
Performance Measurements
The actual bonus amount that each NEO could earn in a given quarter was determined by taking the NEO’s eligible salary on a quarterly basis, multiplied by his or her Bonus Percentage, and subsequently multiplying that by three performance factors:

	Performance Factor Range	Overview

Company Performance Factor	0 - 1.0	The level of achievement of Quarterly CEO SMART Goals

Funding Factor	0 - 1.5
Tied to the amount of actual Company quarterly profit measured against the applicable quarterly profit target that was established in January. Quarterly targets that were set in January were not changed during the year

Individual Performance Factor	0 -1.2
Individual performance measured against quarterly targets set at the beginning of each quarter and approved by the CEO in the case of the NEOs other than the CEO (the “Quarterly Individual Goals”)
For the CEO, the individual performance factor reflects the level of achievement of the CEO Quarterly SMART Goals

Enphase Energy, Inc. | 2023 Proxy Statement | 37

Company Performance Factor
The Company Performance Factor was based on the level of achievement of the Quarterly CEO SMART Goals. The Quarterly CEO SMART Goals were all forward looking. After the end of each quarter, the Compensation Committee scored the Quarterly CEO SMART Goals to determine the Company Performance Factor according to the following:
•0 for achievement of less than 65% of the Quarterly CEO SMART Goals
•0.5 for achievement between 65% and 80% of the Quarterly CEO SMART Goals
•1.0 for achievement greater than 80% of the Quarterly CEO SMART Goals
Under the program, quarterly bonuses would not be paid if the Quarterly CEO SMART Goals achievement was less than 65% for the quarter.
Funding Factor
The Funding Factor for each quarter could range from 0 to 1.5, depending upon our quarterly profit before taxes before bonus (“PBB”), which is defined as our quarterly profit before taxes measured on a non-GAAP basis excluding projected bonus. The quarterly PBB targets that would determine the 2022 Funding Factor for each quarter were forward looking and approved by the Board in January 2022. The quarterly PBB targets did not change during the year. The actual Funding Factor for a quarter was determined using linear interpolation between 0 and 1.5 based on the ratio of actual PBB to the targeted PBB, with the Funding Factor for quarterly bonuses being 1.0 if actual quarterly PBB equaled targeted PBB. Actual PBB that was more than targeted PBB was capped at 1.5. No quarterly bonuses would be funded or payable if PBB fell below $500,000 for the quarter. In determining PBB, we excluded, among others, the following items: stock-based compensation expense, acquisition related expenses and amortization, and non-cash interest expense. After the end of each quarter, the Compensation Committee calculated the Funding Factor based upon the ratio of actual PBB to targeted PBB.
Individual Performance Factor
The Individual Performance Factor for the CEO was based on the achievement of Quarterly CEO SMART Goals; and for our other NEOs, it was based on the achievement of Quarterly Individual Goals (together with the Quarterly CEO SMART Goals, the “Quarterly Goals”). As noted above, the Quarterly CEO SMART Goals were approved by the Board in January 2022. The Quarterly Individual Goals for our NEOs (other than the CEO) were approved by the CEO at the beginning of each quarter, and were SMART goals, forward looking, and were not altered during the quarter. The Individual Performance Factor for a quarter could be between 0 and 1.2 and was determined by taking the actual score for achievement of the Quarterly Goals, including 20 points for stretch goals, and dividing by 100. The line-item goals in the Quarterly Goals were either binary (meaning achieved or not) or based upon specific targets defined for 100% achievement and 0% achievement (“Scaled Goals”). For binary goals, all points for the goal were earned if the goal was achieved; all points were lost if the goal was not achieved. For the Scaled Goals, if the 100% target was achieved, all points assigned to that goal were earned, and if less than the 100% target was achieved, linear interpolation between the two targets would determine the actual number of points earned. After the end of each quarter, the Compensation Committee approved the Individual Performance Factor based on the scores for the CEO Quarterly SMART Goals, in the case of the CEO, and the Quarterly Individual Goals, in the case of the other NEOs.
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2022 Performance Cash Bonus Achievement by our NEOs
Actual 2022 Quarterly Company Performance Factors
The Compensation Committee reviewed our performance against the predetermined CEO Quarterly SMART Goals and determined that we had achieved our CEO targets as set forth in the table below. This resulted in a Company Performance Factor of 1.0 for each quarter.

Category of Quarterly CEO SMART Goals (Max Points)	Actual Points Achieved in each Category for Q1	Actual Points Achieved in each Category for Q2	Actual Points Achieved in each Category for Q3	Actual Points Achieved in each Category for Q4
Grow Revenue (30)	23.09	25.31	25.33	23.98
Profit Before Taxes (19)[1]	23.00	19.00	19.00	19.00
New Products (22)[1]	12.90	10.80	11.83	13.55
Innovation (4)	3.00	3.00	2.67	3.00
Operations & IT (8)	6.12	6.60	6.95	4.50
Quality (10)	4.75	4.00	6.84	4.79
Ease Of Doing Business (14)	13.00	10.56	8.85	12.52
Human Resources (5)	5.00	5.00	5.00	2.92
Marketing (6)	5.57	4.63	3.63	4.00
Mergers & Acquisitions (2)	2.00	2.00	2.00	2.00
Total Goals Achievement	98.44	90.89	92.09	90.26
Company Performance Factor	1.0	1.0	1.0	1.0
________
1Profit Before Taxes had a maximum target of 23 points for the first quarter bonus payout and New Products category had a maximum of 18 points. In order to focus on commissioning times for certain products, four points were moved from our OPEX goal and moved to the New Products category.

Actual 2022 Quarterly Funding Factors
The Compensation Committee also reviewed the actual PBB for each quarter against the targeted PBB for the applicable quarter and determined the applicable Funding Factors as follows:

2022 Calendar Quarter	Targeted PBB ($)	Actual PBB ($)	Funding Factor
	(In millions, except the Funding Factors)
Q1	103.48	115.70	1.12
Q2	120.60	157.50	1.30
Q3	129.19	201.20	1.50
Q4	137.41	249.90	1.50
Actual 2022 Quarterly Individual Performance Factors
At the end of each calendar quarter, the Compensation Committee reviewed our CEO’s individual achievement against the Quarterly CEO SMART Goals. The CEO reviewed each NEO’s performance (other than himself) against each such NEO’s Quarterly Individual Goals.
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Out of a possible 120 points each quarter (which included up to 20 points for the achievement of stretch goals), our NEOs (other than Mr. Branderiz, who was not eligible to participate in the 2022 Bonus Program) achieved the following scores on their quarterly performance goals in 2022:

Named Executive Officer	Q1 Score	Q2 Score	Q3 Score	Q4 Score
Badrinarayanan Kothandaraman	98.43	90.89	92.09	90.26
Mandy Yang	103.98	113.97	109.87	111.86
Jeffrey McNeil	96.40	95.69	95.64	108.30
David Ranhoff	98.16	101.87	93.92	89.20
Actual 2022 Quarterly Performance Cash Bonuses Earned
The Compensation Committee retained final discretion over and approved all quarterly bonus payments under the 2022 Bonus Program.
Mr. Branderiz retired in February 2022 and did not participate in the 2022 Bonus Program. As part of his separation agreement, he was paid a full year bonus equal to $300,000 on his termination date.
As described above, the quarterly bonus payout for each NEO was determined by taking the NEO’s eligible salary on a quarterly basis, multiplied by his or her Bonus Percentage and multiplying that by the Company Performance Factor, the Funding Factor, and the Individual Performance Factor. Based on our overall achievement during 2022 and the individual performance of our NEOs, the Compensation Committee awarded our NEOs the quarterly bonuses shown in the chart below:

Named Executive Officer	2022 Target Annual Bonus ($)	Q1 Actual Bonus ($)	Q2 Actual Bonus ($)	Q3 Actual Bonus ($)	Q4 Actual Bonus ($)	Aggregate 2022 Bonus ($)	Aggregate Bonus as % of Target
Badrinarayanan Kothandaraman	450,000	124,022	132,927	155,402	152,314	564,665	125
Mandy Yang	262,500	76,425	97,231	108,153	110,112	391,921	149
Jeffrey McNeil	300,000	80,976	93,298	107,595	121,838	403,707	135
David Ranhoff	300,000	82,454	99,323	105,660	100,350	387,787	129
Equity-Based Incentive Compensation
We awarded equity in 2022 in the form of time-based RSUs and PSUs under our 2022 PARS Program to reward our top talent for our performance and to incentivize retention. Our 2022 PARS Program was designed to encourage our executive staff and other selected top talent, including our NEOs, to focus on initiatives that promoted the achievement of specified, forward-looking, annual goals that were critical to lay the foundation for our success over the longer term.
The time-based RSUs granted under our 2022 PARS Program vest in two equal annual installments based on the NEO’s continuous service with us through each applicable vesting date. The PSUs granted under our 2022 PARS Program were eligible to vest on March 1, 2023 based on (i) the level of achievement of the Annual CEO SMART Goals, and (ii) the level of achievement of the participant’s individual performance goals (the “Annual Individual Goals”), in each case determined independently of one another and subject to continuous service through the vesting date. If neither the Annual CEO SMART Goals nor a participant’s Annual Individual Goals were met, then the PSUs would not have vested and would have been forfeited. In addition, achievement of Annual CEO SMART Goals or the participant’s Annual Individual Goals has no affect on and would not have accelerated the vesting of the time-based RSUs.
The Compensation Committee decided to allocate the majority of the equity award value under the 2022 PARS Program to PSUs, as follows:
•40% of such value in the form of PSUs that vest based on the level of achievement of the Annual CEO SMART Goals;
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•20% of such value in the form of PSUs that vest based on the level of achievement of the participant’s Annual Individual Goals; and
•40% of such value in the form of time-based RSUs subject to a two-year vesting schedule.
The Compensation Committee determined an aggregate target award size for the equity incentive award for each NEO in 2022 based on our internal equity budget for all grants in 2022, internal pay equity, and for all NEOs other than the CEO, the recommendations of the CEO. The Compensation Committee determined the CEO’s aggregate target equity award size. The Compensation Committee determined that this mix of time-based RSUs and PSUs for 2022 was appropriate to promote retention, motivate executives and align pay with performance and long-term stockholder value creation.
Mr. Branderiz did not participate in the 2022 PARS Program.
Time-Based RSUs Granted in 2022
As described above, in April 2022, the Compensation Committee approved the grants of the following RSUs to the NEOs, which were eligible to vest based on continuous service over two years, with 50% vesting on each of March 1, 2023 and March 1, 2024, as follows:

Named Executive Officer	Date of Grant	Number of Shares Underlying Time-Based RSUs
Badrinarayanan Kothandaraman	4/8/2022	32,000
Mandy Yang	4/8/2022	10,400
Jeffrey McNeil	4/8/2022	16,000
David Ranhoff	4/8/2022	12,800
In addition, on February 15, 2022, Ms. Yang received a grant of 40,000 RSUs upon her promotion to CFO. The RSUs subject to this award vest over a four year period, with 1/4th vesting on March 1, 2023, and thereafter, 1/16th vest quarterly, subject to her continuous service with Enphase.
PSUs Tied to Annual CEO SMART Goals
PSUs based upon the achievement of Annual CEO SMART Goals were eligible to vest on March 1, 2023, measured over the period starting January 1, 2022 and ending December 31, 2022, subject to continuous service through March 1, 2023, as follows:
•0% vested if the goals score, including stretch goals, was less than 65;
•50% vested if the goals score, including stretch goals, was at least 65 but less than 80;
•100% vested if the goals score, including stretch goals, was at least 80 but less than 100; and
•150% vested if the goals score, including stretch goals, was 100 or more.
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The table below summarizes the target number of Annual CEO SMART Goal PSUs awarded to each NEO.

Named Executive Officer	Date of Grant	Number of Shares Underlying PSUs (Initially granted at target)	Number of Shares Underlying PSUs (at Maximum)
Badrinarayanan Kothandaraman	4/8/2022	32,000	48,000
Mandy Yang	4/8/2022	10,400	15,600
Jeffrey McNeil	4/8/2022	16,000	24,000
David Ranhoff	4/8/2022	12,800	19,200
PSUs Tied to Annual Individual Performance Goals
PSUs based upon the participant’s achievement of their respective Annual Individual Goals were eligible to vest on March 1, 2023, measured over the period starting January 1, 2022 and ending December 31, 2022, subject to continuous service through March 1, 2023, as follows:
•0% vested if the individual goals score, including stretch goals, was less than 65;
•50% vested if the individual goals score, including stretch goals, was at least 65 but less than 80;
•100% vested if the individual goals score, including stretch goals, was at least 80 but less than 100; and
•150% vested if the individual goals score, including stretch goals, was 100 or more.
The achievement of the Annual Individual Goals was evaluated and scored by the participants and reviewed and approved, in the case of the CFO, COO and CCO, by the CEO; and in the case of the CEO, by the Compensation Committee and the Board.
The table below summarizes the target number of PSUs based on Annual Individual Goals awarded to each NEO.

Named Executive Officer	Date of Grant	Number of Shares Underlying PSUs (Initially granted at target)	Number of Shares Underlying PSUs (at Maximum)
Badrinarayanan Kothandaraman	4/8/2022	16,000	24,000
Mandy Yang	4/8/2022	5,200	7,800
Jeffrey McNeil	4/8/2022	8,000	12,000
David Ranhoff	4/8/2022	6,400	9,600
Annual CEO SMART Goals Results
There were 60 Annual CEO SMART Goals, including two stretch goals that fell within the ten broad categories described earlier, for a maximum possible score of up to 120 points, as set forth in the table below. The number of points assigned to each category was based upon our key priorities and approved by the Compensation Committee and Board in January 2022. As discussed above, except for goals that had binary targets, each goal was assigned a 100% achievement target down to a 0% achievement target, with linear interpolation between the two targets that determined the actual achievement score. The goals were all forward looking, set to be aggressive and rigorous, but attainable with significant skill and effort, as can be seen by the final achievement scores set forth in the table below. At the time that the goals were set, the Compensation Committee and the Board believed that they were substantially uncertain to be achieved. With a score of 90.50 points, our NEOs were awarded PSUs based on achievement of the Annual CEO SMART Goals at target.
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Category of Annual CEO SMART Goals	Maximum Points Assigned to the Category	Number of Goals in each Category	Actual Points Achieved in each Category
Grow Revenue	30	11	25.85
Profit Before Taxes	19	6	19.00
New Products	22	13	10.13
Innovation	4	4	3.00
Operations (Including IT)	8	8	4.74
Quality	10	4	6.14
Ease Of Doing Business	14	5	12.52
Human Resources	5	4	2.92
Marketing	6	6	4.20
Mergers & Acquisitions	2	2	2.00
Total	120	60	90.50
We disclose below details about specific goals in each of the ten categories to illustrate the rigor of the Annual CEO SMART Goals.
•Grow Revenue. The Grow Revenue category included 11 goals with a possible total of 30 points. 10 out of the 30 points were assigned to a goal to grow Company revenue by 41% to $1.950 billion in 2022. The 100% target was set at $1.950 billion and the 0% target was set at $1.382 billion. An additional 10 points were assigned to a stretch goal to further grow revenue to $2.200 billion in 2022, with the 100% target set at $2.200 billion and 0% target at 1.950 billion. We grew revenue to $2.331 billion in 2022, earning 10 out of 10 points for the Grow Revenue category and 10 points for the stretch goal. Other goals within the Grow Revenue category related to growing revenue for storage by 111% year-over-year and for other products and in various geographies. However, while our overall revenue grew by a stellar 57% in 2022 compared to 2021, the CEO did not reach 100% of the targets set for the other revenue goals during the year and therefore scored only 25.86 out of the possible 30 points in the Grow Revenue category.
•Profit Before Taxes ("PBT"). The PBT category included six goals with a possible total of 19 points, which related to maintaining favorable non-GAAP gross margin above 40% in light of supply chain disruptions and inflation, limiting non-GAAP operating expenses to 16% of revenue, growing non-GAAP PBT by 36% year over year, growing non-GAAP diluted earnings per share by 38% year over year and growing cumulative adjusted free cash flow by 47% year over year. An additional 10 points were included to further improve non-GAAP gross margin by 150 basis points over 40% in 2022. We met all of these financial goals in 2002. Accordingly, the CEO scored a total of 19 points out of 19 in the PBT category.
•New Products. The New Products category had 13 goals for a possible total of 22 points for the introduction of certain new products or product versions, with targets set based upon specific milestones. The CEO scored 10.13 out of 22 on the New Products goals for improving commissioning times of Ensemble and IQ8 products and entering into new grid services agreements, but did not meet product schedules for introducing certain products into new geographies. As previously mentioned, the targets that were set in January 2022 could not be and were not revised, even where the failure to meet the goal was due to reprioritization or change in our strategy.
•Innovation. The Innovation category had four goals for a possible total of four points that were primarily binary for development on new technologies and future products. The CEO scored three out of four on the Innovation goals for completing development on the ASIC and developing a new storage architecture.
•Operations (including IT). The Operations category had eight goals for a possible eight points related to security and to product cost improvements, with targets tied to specific milestones, dollar values and percentages including transitioning from IQ7 to IQ8. The CEO was successful in achieving certain security certifications and reducing the product costs, however, the CEO scored 4.74 out of eight on these goals in part due to continuation of supply chain disruptions in 2022, which impacted the ability to reduce microinverter and storage system costs.
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•Quality and Ease of Doing Business. These two categories focused on our customer experience. The Quality category had four goals for a possible total of 10 points related to maintaining or decreasing the number of defective parts per million (“DPPM”) for microinverter, battery and other products, with specific DPPM reduction targets for each quarter and for the entire year. The Ease of Doing Business (“EODB”) category had five goals for 14 points related to customer service initiatives, with targets set at improving the customer service net promoter score (“NPS”) to 70% for the year, the Solargraf software NPS to at least a 40%, the proposal and permitting services NPS to at least a 46%; for maintaining certain call wait times on solar and storage; and for improving analytics via the networks operations center, each with specific milestones or NPS targets each quarter. The CEO achieved 6.14 out of 10 possible points on the Quality goals by meeting the microinverter DPPM and the battery annual DPPM targets but did not meet the other product DPPM targets due to the aggressive nature of the targets. The CEO scored 12.52 out of 14 possible points on the EODB goals for exceeding the NPS targets and maintaining wait times close to one minute.
•Human Resources. The Human Resources category had a possible five points and one goal. The 100% target was set at improving each department’s employee NPS (“eNPS”) score (as measured through a survey with numerical metrics). eNPS scores across various departments was mixed against the target set by the goal and therefore the CEO scored 2.92 out of five possible points.
•Marketing. The Marketing category had six goals for a possible total of six points related to growing the number of installers and other initiatives, including growing the Enphase store, with targets set with achieving specific numbers and counts. The CEO met the target for growing the installer count worldwide and increasing traffic to the Enphase store, however, we did not timely complete the new homeowner app. Thus, the CEO scored 4.2 out of six possible points.
•Mergers and Acquisitions. The Mergers and Acquisitions category had two binary goals for two points possible related to integrating acquired companies according to certain milestones to be completed in each quarter, such as integrating employees and organizational structure, IT systems, websites, finance, contracts, intellectual property and other activities. The CEO achieved two out of two possible points because all milestones were met.
Annual Individual Goals Results
Each NEO’s Annual Individual Goals were designed to support the CEO Annual SMART Goals as well as identify key goals in the scope of their responsibilities that were important to the success of their organization. The Annual Individual Goals were selected by each NEO in consultation with our CEO at the outset of 2022, and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s achievement of his or individual goals. For our NEOs other than the CEO, some of the key individual goals for 2022 are also shown in the table below and were specifically tailored to the functions led by each NEO and aligned to the achievement of our overall annual operating plan.

Named Executive Officer	Individual Goals
Mandy Yang	Growing revenue, improving gross margin and operating expenses, refreshing global tax strategy, implementing a new enterprise resource management system, improving finance team eNPS
Jeffrey McNeil	Growing revenue, improving gross margin and operating expenses, driving critical product initiatives, launching products in new markets, delivering cost savings on key products, improving worldwide NPS
David Ranhoff	Growing revenue, improving gross margin and operating expenses, growing revenue in new markets, integration of newly acquired companies, driving new businesses, improving worldwide NPS
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Payout of 2022 PSUs
On January 26, 2023, the Compensation Committee approved the vesting and settlement of PSUs eligible to vest on March 1, 2023. Accordingly, each NEO’s PSUs were paid out as follows:

Named Executive Officer	Number of Shares Paid out for CEO Goals Performance (at Target)	Number of Shares Paid out for Individual Goals Performance (at Target)(1)	Total Number of Shares Actually Paid out for 2022 Performance(2)
Badrinarayanan Kothandaraman	32,000	16,000	48,000
Mandy Yang	10,400	7,800	18,200
Jeffrey McNeil	16,000	8,000	24,000
David Ranhoff	12,800	6,400	19,200
________
1Paid out at target other than for Ms. Yang who received 150% of target based on the achievement of her individual stretch goals.
2Represents number of underlying PSUs actually received based on achievement of the CEO goals and individual goals as described above. The Compensation Committee determined the achievement of the performance factors on January 26, 2023.
Other Features of Our Executive Compensation Program
Employment Offer Letters and Severance and Change in Control Benefits
We have entered into offer letter agreements with each of our NEOs upon their initial commencement of employment with us. Each of our NEOs is employed at will and may be terminated at any time for any reason.
Each of our NEOs is a participant in our Severance and Change in Control Benefits Plan, under which our NEOs are eligible to receive severance payments and benefits upon a termination of employment without “cause” or the resignation by a participant for “good reason” or upon such a termination in connection a change in control transaction. The adoption of the Severance and Change in Control Benefit Plan reflects our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an NEO departs our Company before a transaction is completed. We believe that the Severance and Change in Control Benefit Plan allows our NEOs to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. Our Compensation Committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data as appropriate, to ensure they remain appropriately structured and at reasonable levels.
A more detailed description of the employment offer letters, the Severance and Change in Control Benefit Plan and each of our NEO’s payment and benefit levels thereunder and other severance and change in control payments and benefits is provided below under the section titled “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
Former Executive Vice President and CFO Separation Agreement
Mr. Branderiz retired from Enphase on February 14, 2022. In connection with his retirement we entered into a separation agreement with Mr. Branderiz dated February 5, 2022 (the “Separation Agreement”). As disclosed in the 2022 proxy statement, under the terms of the Separation Agreement, and for a release of all claims, Mr. Branderiz received a payment equal to 12 months of his base salary in effect as of February 14, 2022 (in the total amount of $400,000) plus a full year bonus (in the total amount of $300,000), subject to standard payroll deductions and withholdings. We also agreed to cover COBRA premiums for up to 12 months. In addition, upon the effectiveness of his Separation Agreement, we accelerated the vesting of all of Mr. Branderiz’s outstanding equity awards. Pursuant to the terms of the Separation Agreement, Mr. Branderiz agreed to remain available to help facilitate a smooth transition of a new CFO through the end of June 2022. Nearly 50% of the equity awards that were accelerated were already scheduled to vest on March 1, 2022, and therefore would have vested during this transition period, had he remained an employee.
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Stock Ownership Guidelines
To help ensure a strong alignment between the interests of our executives and stockholders, in October 2022, we adopted Stock Ownership Guidelines for our directors and executive officers. We require our non-employee directors and our NEOs to have an equity ownership interest in accordance with the following schedule by the end of the calendar year that is three years after the later of (1) the October 22, 2022 effective date of the Stock Ownership Guidelines or (2) the date the individual becomes a non-employee director subject to these guidelines:

Title	Ownership Guideline Multiple of Annual Base Salary or Retainer
Directors	5x
Chief Executive Officer	6x
Chief Financial Officer	2x
All other officers	2x
As of December 31, 2022, each of our NEOs had achieved his or her required ownership level, and each of our non-employee directors had either achieved his or her required ownership level or still had a remaining period of time to acquire the required beneficial ownership level.
The following shares of our common stock are included in the calculation of each individual’s stock ownership, whether or not purchased on the open market or obtained through the exercise of stock options or the vesting of equity awards granted by us to such individual:
•shares owned outright and by members of his or her immediate family (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended) (a “Family Member”);
•shares held in trust for the benefit of such individual, or for the benefit of a Family Member of such individual;
•shares owed by an entity for which such individual serves as a partner or is otherwise materially affiliated with (as determined in the sole discretion of the Board), if such entity beneficially owns 2% or more of the outstanding shares of Enphase (as determined in accordance with applicable SEC rules and regulations);
•vested shares under any outstanding RSU awards; and
•vested shares under any deferred compensation plan.
Except as otherwise provided above, unvested equity awards and unexercised options and SARs do not count toward compliance.
Equity Awards and Grant Administration
The Board has designated the Compensation Committee as the administrator of our 2021 Equity Incentive Plan (the “2021 Plan”). The Compensation Committee, among other things, selects award recipients under the 2021 Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular locations, if and as required. The exercise price of all stock options granted under our equity plans is the closing price of our common stock on the date of grant.
In accordance with the 2021 Plan, the Compensation Committee has delegated to our CEO the authority to approve a capped number of routine equity grants to new hires. Equity awards approved by the CEO are granted on or about the 15th (or first trading day thereafter) of each month.
Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to eligible employees, including our NEOs. The Compensation Committee generally approves these annual equity grants in the first quarter of each year for the NEOs and certain other key employees, and in the third quarter of each year for all other eligible employees. In addition, the Compensation Committee may consider additional grants to key employees for retention purposes on an ad hoc basis.
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We did not make any awards of stock options in 2022.
401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2022, we used a discretionary matching formula for all participants in the 401(k) plan, including our NEOs, under which we matched $0.25 for each dollar contributed by a participant up to the lesser of (i) 6% of the participant’s annual compensation, as defined in the 401(k) plan, or (ii) $1,500. Such Company matching contributions are subject to a six-year vesting schedule, with vesting beginning on the participant’s start date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We also offer our employees, including our NEOs, the opportunity to purchase shares of our common stock at a discount under our 2011 Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of total compensation for that year to purchase our stock at a 15% discount to the market price, subject to specified limits.
In addition, we provide other benefits to our NEOs, on the same basis as to all of our full-time employees. These benefits include medical, dental and vision insurance plans, medical and dependent care flexible spending accounts, group life, short-term and long-term disability and accidental death and dismemberment insurance plans.
Perquisites and Other Personal Benefits
Historically, we have not provided perquisites or other personal benefits to our NEOs. However, in the future we may provide such items in limited circumstances, such as when we believe it is appropriate to assist an individual in the performance of their duties, to make our executives more efficient and effective, and to recruit, motivate, or retain executives. All future practices with respect to perquisites or other personal benefits for executives must be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Deductibility of Executive Compensation
Section 162(m) of the Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. Our Compensation Committee makes compensation decisions based on our overall compensation philosophy and the interests of stockholders, even if such compensation is non-deductible by Enphase.
Other Compensation Policies and Practices
Clawback Policy
Under the provisions of section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and CFO may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive. Currently our clawback policy applies to all employees and states that it is appropriate to recover any incentive-based compensation that was paid based on erroneous financial information reported under securities laws. Specifically, we may recoup any incentive compensation from any employee if: (i) the employee engages in intentional misconduct pertaining to any financial reporting policy; (ii) there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to the employee; or (iii) the employee engages in any fraud, theft, misappropriation, embezzlement or dishonesty. Any recoupment will be made irrespective of whether the employee’s conduct contributed to the need for the restatement and/or revision. If triggered, to the fullest extent permitted by law we may require the employee to reimburse us for all or a portion of any incentive compensation received within the last 12 months from the date that the erroneous financial information was reported. The employee may also be required to remit to us any profits realized from the sale of our common stock within the last 12 months from the date the
Enphase Energy, Inc. | 2023 Proxy Statement | 47

erroneous financial data was reported. The clawback amount will be calculated as the excess amount paid on the basis of the erroneous results.
In all circumstances the Compensation Committee will have the ability to exercise discretion with respect to all reimbursements under the clawback policy.
Additionally, it is our intent that the policy will comply with the clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The current policy may need to be updated to the extent that it does not comply with the final clawback rules recently issued by the SEC and the final listing standards adopted by the Nasdaq Stock Market.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our NEOs and directors from engaging in short sales, transactions in put or call options, hedging transactions, pledges, or other inherently speculative transactions relating to our common stock. In addition, our directors, NEOs and any person required to comply with the blackout periods and pre-clearance requirements under our insider trading policy are prohibited from pledging our securities as collateral for loans and may not hold our securities in margin accounts unless permitted by the Clearing Officer with the approval of the Lead Independent Director, Chair of the Audit Committee, or the Board .
Consistent with the terms of our insider trading policy, Thurman John Rodgers has received permission to use our securities on an ongoing basis to secure a margin account(s) and Badri Kothandaraman has received permission to use our securities as collateral to secure a credit line.
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices, in consultation with outside counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and quarterly bonuses, if any, which are based on a variety of performance factors) and long-term compensation (in the form of stock options or RSU grants) prevents undue focus on short-term results and helps align the interests of our NEOs with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making by our NEOs, directors and others identified as covered insiders under our insider trading policy. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Enphase Energy, Inc. | 2023 Proxy Statement | 48

Compensation Committee Report*
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Thurman John Rodgers, Chair
Richard Mora
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 13, 2023, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Executive Compensation Tables
Summary Compensation Table - 2022, 2021 and 2020
The following table and footnotes show information regarding the total compensation of each NEO for 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Badrinarayanan Kothandaraman President and CEO	2022	450,000	—	15,611,200	564,665	2,112	16,627,977
	2021	450,000	—	18,311,000	256,050	2,112	19,019,162
	2020	450,000	—	4,677,900	108,785	1,920	5,238,605
Mandy Yang VP and CFO(3)	2022	350,000	—	11,245,240	391,921	3,420	11,990,581
Jeffrey McNeil EVP and COO	2022	400,000	—	7,805,600	403,707	4,644	8,613,951
	2021	379,065	—	9,155,500	167,113	4,710	9,706,388
	2020	316,260	—	2,338,950	61,041	4,092	2,720,343
David Ranhoff EVP and CCO	2022	400,000	—	6,244,480	387,787	6,108	7,038,375
	2021	400,000	—	7,324,400	203,735	6,108	7,934,243
	2020	400,000	—	935,580	88,679	6,108	1,430,367
Eric Branderiz Former CFO(4)	2022	48,219	—	4,175,309	—	719,724	4,943,252
	2021	400,000	—	10,071,050	215,618	4,092	10,690,760
	2020	400,000	—	2,572,845	92,951	4,092	3,069,888
________
1The dollar amounts in this column represent the aggregate grant date fair value of time-based RSU awards and performance-based RSU awards granted for the years indicated calculated in accordance with ASC 718, disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of our Annual Report on Form 10‑K for the year ended December 31, 2022, as filed with the SEC on February 13, 2023. Assuming that maximum performance is achieved under our 2022 PARS Program, the value of the performance-based RSU awards to our NEOs at the date of grant would have been as follows: Mr. Kothandaraman - $14,050,080; Ms. Yang- $4,566,276; Mr. McNeil - $7,025,040 and Mr. Ranhoff - $5,620,032. With respect to performance awards, grant date fair values, as computed in accordance with ASC 718 and presented in the table above and below under “2022 Grants of Plan Based Awards” are based upon the then probable outcome of the performance condition. These amounts do not necessarily correspond to the actual value that may be realized from the option awards by the NEOs.
2The amounts in this column for 2022, consist of $1,560 cell phone allowance for each of our NEOs (except for Mr. Branderiz; whose allowance was prorated at the time of his departure for $130) and $1,500 in matching 401(k) contributions for each of our NEOs (except for Mr. Kothandaraman, who did not participate in the 401(k) plan; and Mr. Branderiz whose contribution was prorated at the time of his departure for $181), and group term life insurance payments for each NEO as follows: Mr. Kothandaraman - $552; Ms. Yang - $360; Mr. McNeil - $1,584, Mr. Ranhoff - $3,048 and Mr. Branderiz, whose payment was prorated at the time of his departure - $129. We also made COBRA payments to Mr. Branderiz in 2022 in the amount of $19,284 as part of the Separation Agreement. In addition, the amount in this column for Mr. Branderiz for 2022 includes a one-time payment, as described further below in footnote 4 to this Summary Compensation Table.
3Ms. Yang, who previously served as our Vice President, Chief Accounting Officer and Corporate Treasurer, was appointed to succeed Mr. Branderiz as our CFO effective February 15, 2022. There was no change to her base salary at the time of her appointment to CFO.
4Mr. Branderiz retired as our Executive Vice President and CFO effective February 14, 2022. The amount reflected in the Salary column for 2022 reflects the pro rata salary Mr. Branderiz earned prior to his retirement. As previously disclosed in the 2022 Proxy Statement, Mr. Branderiz entered into a Separation Agreement, pursuant to which his outstanding equity awards were accelerated on the date of his retirement, and the incremental fair value of the modified awards is included in the Stock Awards column. In addition, for a release of all claims, Mr. Branderiz received a payment of $700,000 comprised of a lump sum cash payment equal to 12 months of his then current base salary and, his target annual bonus calculated at 100% of target for 2022 is included in the All Other Compensation column. Also included in the All Other Compensation column were COBRA payments in the amount of $19,284 in 2022.
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Grants of Plan-Based Awards - 2022
The following table shows information regarding the incentive awards granted to our NEOs for 2022.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Named Executive Officer	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Badrinarayanan Kothandaraman	4/8/2022	—	—	—	—	—	32,000	(4)	6,244,480
	4/8/2022	—	—	24,000	48,000	72,000	—		9,366,720
		450,000	810,000	—	—	—	—		—
Mandy Yang	2/15/2022	—	—	—	—	—	40,000	(5)	6,171,600
	4/8/2022	—	—	—	—	—	10,400	(4)	2,029,456
	4/8/2022	—	—	7,800	15,600	23,400	—		3,044,184
		262,500	472,500	—	—	—	—		—
Jeffrey McNeil	4/8/2022	—	—	—	—	—	16,000	(4)	3,122,240
	4/8/2022	—	—	12,000	24,000	36,000	—		4,683,360
		300,000	540,000	—	—	—	—		—
David Ranhoff	4/8/2022	—	—	9,600	19,200	28,800	—		3,746,688
	4/8/2022	—	—	—	—	—	12,800	(4)	2,497,792
		300,000	540,000	—	—	—	—		—
Eric Branderiz(6)		—	—	—	—	—	—		4,175,309
________
1This column sets forth the target and maximum amount of each NEO’s annual performance-based bonus for the fiscal year ended December 31, 2022 under our quarterly cash performance-based bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our NEOs for the fiscal year ended December 31, 2022. For the actual performance-based bonuses paid to our NEOs for the fiscal year ended December 31, 2022, please refer to the “Summary Compensation Table” above. For a further discussion, please refer to the section entitled “Compensation Discussion and Analysis - 2022 Quarterly Performance Cash Bonus Program.” The maximum amount each NEO could earn was a possible total 120 points (1.2x) under the individual performance-based bonus goals times 1.5, assuming a maximum payout of 150% under the plan.
2Assuming that maximum performance is achieved under our 2022 PARS Program, the value of the performance-based RSU awards to our NEOs at the date of grant would have been as follows: Mr. Kothandaraman - $14,050,080; Ms. Yang -$4,566,276; Mr. McNeil - $7,025,040; and Mr. Ranhoff - $5,620,032. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our NEOs for the fiscal year ended December 31, 2022. For the actual compensation paid to our NEOs for the fiscal year ended December 31, 2022, please refer to the “Summary Compensation Table” above. For a further discussion, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
3Amounts represent the grant date fair value of each stock award granted in 2022 calculated in accordance with ASC 718. See Note 15, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 13, 2023, regarding assumptions underlying the valuation of stock awards and the calculation method. For additional detail on the grant date fair value of the performance-based RSUs, see Summary Compensation Table - footnote (1) above.
4The shares subject to the RSU award vest over a two-year period commencing on April 8, 2022, with 1/2 of the RSUs vesting on each of March 1, 2023 and March 1, 2024.
5The shares subject to the RSU award vest over a four-year period commencing on February 15, 2022, with 1/4th of the RSUs vesting on February 15, 2023; and thereafter, 1/16th of the RSUs vesting quarterly.
6Mr. Branderiz retired as our Executive Vice President and CFO effective February 14, 2022 and did not receive any equity awards in 2022 nor was he eligible to participate in our quarterly cash performance-based bonus plan 2022. However, in connection with his Separation Agreement, and as previously disclosed in the 2022 Proxy Statement, his outstanding equity awards were accelerated on the date of his retirement. The incremental fair value resulting from this acceleration is disclosed in the Grant Date Fair Value of Stock and Option Awards column.

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Outstanding Equity Awards - at December 31, 2022
The following table shows information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2022.

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Badrinarayanan Kothandaraman	934,660	(3)	—	1.29	9/12/24	—		—	—		—
	—		—	—	—	20,000	(4)	5,299,200	—		—
	—		—	—	—	32,000	(5)	8,478,720	—		—
	—		—	—	—	—		—	48,000	(6)	12,718,080
Mandy Yang	—		—	—	—	6,000	(4)	1,589,760	—		—
	—		—	—	—	10,400	(5)	2,755,584	—		—
	—		—	—	—	40,000	(7)	10,598,400	—		—
	—		—	—	—	—		—	15,600	(6)	4,133,376
Jeffrey McNeil	—		—	—	—	10,000	(4)	2,649,600	—		—
	—		—	—	—	16,000	(5)	4,239,360	—		—
	—		—	—	—	—		—	24,000	(6)	6,359,040
David Ranhoff	—		—	—	—	8,000	(4)	2,119,680	—		—
	—		—	—	—	12,800	(5)	3,391,488	—		—
	—		—	—	—	—		—	19,200	(6)	5,087,232
Eric Branderiz(8)	—		—	—	—	—		—	—		—
________
1Vesting of each stock option and stock award is contingent upon the NEOs continued service, except as may be accelerated on certain events described below under “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
2The dollar amounts in this column represent the market value of the shares underlying the RSUs as of December 31, 2022, based on the closing price of our common stock, as reported on the Nasdaq Global Market, of $264.96.
3The stock options fully vested, but were not yet exercised as of December 31, 2022.
4The shares subject to the RSU award vest over a two-year period commencing on July 1, 2021, with 1/2 of the RSUs vesting on March 1, 2022 and March 1, 2023.
5The shares subject to the RSU vest over a two-year period commencing on April 8, 2022, with 1/2 of the RSUs vesting on each of March 1, 2023 and March 1, 2024.
6The shares subject to the performance-based RSU vest upon achievement of the 2022 performance goals and vests on March 1, 2023. For a further discussion of these performance-based RSUs, please refer to the section entitled “Compensation Discussion and Analysis - Equity-Based Incentive Compensation.”
7The shares subject to the RSU vest over a four-year period commencing on February 15, 2022, with 1/4th of the RSUs vesting on February 15, 2023; and thereafter, 1/16th of the RSU shares vesting quarterly.
8Mr. Branderiz retired as our Executive Vice President and CFO effective February 14, 2022.
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Option Exercises and Stock Vested - 2022
The following table shows information regarding the exercise of options and vesting of stock awards during 2022 of previously granted awards to our NEOs.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Badrinarayanan Kothandaraman	82,835	24,934,670	60,000	10,236,000
	80,000	14,052,298	10,000	1,706,000
	77,700	15,262,181	—	—
	77,300	15,165,487	—	—
	75,000	13,404,000	—	—
	72,165	22,060,841	—	—
	47,637	15,123,699	—	—
	42,023	13,428,450	—	—
	34,710	11,019,661	—	—
	30,630	9,787,817	—	—
Mandy Yang	—	—	18,750	4,460,063
	—	—	18,750	3,572,063
	—	—	9,000	1,535,400
	—	—	12,000	2,047,200
	—	—	4,000	682,400
Jeffrey McNeil	—	—	37,500	5,785,875
	—	—	40,000	6,824,000
David Ranhoff	—	—	24,000	4,094,400
	—	—	4,000	682,400
Eric Branderiz	—	—	37,500	5,397,375
	—	—	11,000	1,583,230
	—	—	11,000	1,583,230
	—	—	11,000	1,583,230
	—	—	11,000	1,583,230
	—	—	11,000	1,583,230
________
1The amount shown for value realized on exercise of stock options equals (i) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.
2Represents the vesting of RSUs and PSUs.
3The value realized is based on the closing price of our common stock on the vesting date as reported on the Nasdaq Stock Market multiplied by the number of RSUs and PSUs vested, less the par value of the stock issued.
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Employment Contracts and Termination of Employment and Change of Control Arrangements
Badrinarayanan Kothandaraman
Mr. Kothandaraman has served as our President and CEO since September 3, 2017, pursuant to an employment offer letter, on an at-will basis. In 2021 and 2022, Mr. Kothandaraman’s annual base salary was $450,000, with a target bonus opportunity of 100% of his base salary. Mr. Kothandaraman also received an additional stock option grant of 1,000,000 shares of our common stock, in connection with his promotion to CEO in September 2017. In addition, Mr. Kothandaraman was eligible to participate in the 2022 PARS program.
Mr. Kothandaraman is designated as a Tier I participant in the Severance Plan described below.
Mandy Yang
Effective February 15, 2022, we appointed Ms. Yang as our CFO, on an at-will basis. Ms. Yang’s annual base salary is $350,000, with a target bonus opportunity target of 75% of her base salary. In connection with her new appointment, Ms. Yang received a grant of 40,000 RSUs, that will vest over four years from her appointment based on her continuous service with Enphase. Ms. Yang was eligible to participate in the 2022 PARS program.
Ms. Yang is designated a Tier III Participant in the Severance Plan described below.
Jeffrey McNeil
Effective April 25, 2019, we appointed Mr. McNeil to serve as our COO. On June 15, 2022, Mr. McNeil notified Enphase of his intention to retire for personal reasons in 2023. In advance of his retirement, Mr. McNeil transitioned from his then current position as Executive Vice President and COO to a full-time role as Chief Advisor, effective July 1, 2022. Mr. McNeil’s annual base salary is $400,000, with a bonus target of 75% of his base salary. Mr. McNeil was eligible to participate in the 2022 PARS program. Mr. McNeil stepped down at the end of March 2023 from his position as an executive officer of Enphase and intends to retire in 2023.
Mr. McNeil is designated a Tier III participant in the Severance Plan described below.
David Ranhoff
Effective December 1, 2017, we appointed Mr. Ranhoff to serve as our CCO, pursuant to an employment offer letter, on an at-will basis, at an annual base salary of $400,000, with a bonus target of 75% of his base salary. Mr. Ranhoff also received a grant of 1,000,000 RSUs in connection with his appointment as CCO. Mr. Ranhoff was eligible to participate in the 2022 PARS program. Mr. Ranhoff intends to retire from Enphase at the end of June 2023 and transition to a part-time role as Commercial Advisor.
Mr. Ranhoff is designated a Tier I participant in the Severance Plan described below.
Eric Branderiz
In connection with Mr. Branderiz’s retirement from Enphase, we entered into a Separation Agreement with him. For additional details on Mr. Branderiz’s Separation Agreement, please see the section entitled “Compensation Discussion and Analysis - Other Features of Our Executive Compensation Program - Former Executive Vice President and CFO Separation Agreement.”
Severance and Change in Control Benefit Plan
In March 2013, the Compensation Committee approved the Severance and Change in Control Benefit Plan (“Severance Plan”) for executive officers and other key employees, including the NEOs. Upon acceptance by a participant, the Severance Plan superseded and replaced certain existing severance agreements. The Compensation Committee has the authority to designate the participants in the Severance Plan and the level of benefits each such participant will be eligible to receive upon a qualifying termination of employment.
Under the Severance Plan, upon a termination of a participant’s employment by the Company without “cause” or the
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resignation by a participant for “good reason” (each, an “Involuntary Termination”), or upon an Involuntary Termination in connection with, or within 12 months following, a “change in control” (a “Change in Control Termination”), participants in the Severance Plan generally will be entitled to receive the following severance benefits:
•a lump sum cash payment equal to the sum of (a) either 6, 9 or 12 months of the participant’s monthly base salary, and (b) a pro rata portion of the participant’s target annual bonus calculated at 100% of target levels for the year of termination (the “Pro rata Target Bonus”);
•Company-paid COBRA premiums for continued health insurance for up to 6, 9 or 12 months;
•in certain cases, accelerated vesting of all or a portion of the participant’s then-outstanding equity awards; and
•an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by such participants as of the date of termination, which extended exercisability period will end upon the earlier of (a) one year following the date of termination and (b) the date on which the original term of such equity awards would otherwise expire.
Receipt of the above benefits is subject to the participant’s execution and non-revocation of a release of claims against Enphase and continued compliance with certain restrictive covenants.
The amount of cash severance, the duration of the COBRA payment period, and the percentage of accelerated vesting of equity awards, if any, varies based on the participant’s designation as a Tier I Participant, Tier II Participant or Tier III Participant and whether the termination is an Involuntary Termination or a Change in Control Termination, as set forth in the table below.

	Cash Severance(1)		COBRA Premiums		Accelerated Vesting of Equity Awards(2)
Named Executive Officer	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination	Involuntary Termination (%)	Change in Control Termination (%)
Badrinarayanan Kothandaraman	12 months	12 months	12 months	12 months	25	100
Mandy Yang	6 months	9 months	6 months	9 months	—	100
Jeffrey McNeil	6 months	9 months	6 months	9 months	—	100
David Ranhoff	12 months	12 months	12 months	12 months	25	100
________
1Participants are also entitled to receive the Pro rata Target Bonus.
2Participants also will have an extended period of time to exercise outstanding equity awards, as described in the fourth bullet above.
In addition, unless otherwise provided in an agreement between a participant and us, if any payments or benefits that a participant would receive in connection with a change in control of us would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will either be (1) provided to the participant in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.
For purposes of the Severance Plan, the following definitions apply:
“Cause,” as determined by the Board acting in good faith and based on information then known to it, means the participant’s: (i) refusal or failure to perform the participant’s material, lawful and appropriate duties; (ii) material violation of Company policy or any written agreement between the Company and the participant; (iii) repeated unexplained or unjustified absence from the Company; (iv) intentional or negligent misconduct; (v) conviction of, or the entering of a plea of nolo contendere with respect to, any felony or a crime involving moral turpitude; (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of non-disclosure as a result of the participant’s relationship with the Company; (vii) commitment of any act of fraud, embezzlement, misappropriation, dishonesty or breach of fiduciary duty against the Company that causes, or is likely to cause, material harm to the Company or its subsidiaries or is intended to result in substantial personal enrichment; or (viii) failure to cooperate with the Company in any
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investigation or formal proceeding, including any government investigation.
“Change in Control” means the occurrence of any of the following events:
•any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or
•any reorganization, consolidation or merger of the Company where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than 50% of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or
•the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of the Company; or
•any “person” or “group” (as defined in the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of the Company then outstanding.
The term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
“Good Reason” means, without the participant’s written consent: (i) a material reduction or material adverse change in job duties, responsibilities or authority inconsistent with the participant’s position with the Company; provided, however, that any such reduction or change after a Change in Control (or similar corporate transaction that does not constitute a Change in Control) shall not constitute Good Reason by virtue of the fact that the participant is performing similar duties and responsibilities in a larger organization; (ii) a material reduction of the participant’s then current base salary, representing a reduction of more than 10% of the participant’s then current base salary; provided, that an across-the-board reduction in the salary level of all executive officers of the Company by the same percentage amount as part of a general salary level reduction shall not constitute such a material salary reduction; (iii) a material reduction of the participant’s target bonus opportunity; provided, that an across-the-board reduction in the target bonus opportunities of all executive officers of the Company shall not constitute such a material reduction in target bonus opportunity; (iv) the relocation of the principal place for performance of the participant’s duties to the Company to a location more than 50 miles from the Company’s then current location, which relocation is adverse to the participant, except for required travel on the Company’s business; (v) any material breach by the Company of the Severance Plan or any other written agreement between the Company and the participant; or (vi) the failure by any successor to the Company to assume the Severance Plan and any obligations under the Severance Plan; provided, that the participant gives written notice to the Company of the event forming the basis of the termination for Good Reason within 60 days after the date on which the Company gives written notice to the participant of the Company’s affirmative decision to take an action set forth in clause (i), (ii), (iii), (iv) or (v) above, the Company fails to cure such basis for the Good Reason resignation within 30 days after receipt of the participant’s written notice and the participant terminates his or her employment within 30 days following the expiration of the cure period.
Calculation of Potential Payments upon Termination or Change in Control
The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential payments to the NEOs, we have assumed the following:
•The applicable triggering event (i.e., qualifying termination of employment and/or change in control) occurred on December 31, 2022. Since Mr. Branderiz’s retirement from Enphase was effective February 14, 2022, he is not included in the table below, but his actual arrangements in connection with his retirement are described under the heading “Employment Contracts and Termination of Employment and Change of Control Arrangements—Eric Branderiz.”
•The price per share of our common stock is equal to the Nasdaq Stock Market closing price per share on December 31, 2022, which was $264.96, the last trading day in fiscal 2022.
•We do not survive the change in control, and all outstanding incentive awards (and corresponding outstanding dividend equivalents for time-based RSUs and performance-based RSUs) are cashed out and terminated in the transaction.
•Not included in the table below are payments each NEO earned or accrued prior to termination, such as previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.
Enphase Energy, Inc. | 2023 Proxy Statement | 56

Named Executive Officer	Compensation Element	Change in Control-With Termination Without Cause or For Good Reason ($)(1)	Involuntary Termination Without Cause or for Good Reason No Change in Control ($)(2)
Badrinarayanan Kothandaraman	Cash Severance	900,000	900,000
	Option Acceleration(3)	—	—
	Restricted Stock Unit Acceleration(4)	13,777,920	3,444,480
	Performance Stock Unit Acceleration(5)	12,718,080	3,179,520
	Continuation of Benefits(6)	31,008	31,008
Mandy Yang	Cash Severance	459,375	306,250
	Restricted Stock Unit Acceleration(4)	14,943,743	—
	Performance Stock Unit Acceleration(5)	4,133,376	—
	Continuation of Benefits(6)	23,256	15,504
Jeffrey McNeil	Cash Severance	525,000	350,000
	Restricted Stock Unit Acceleration(4)	6,888,960	—
	Performance Stock Unit Acceleration(5)	6,359,040	—
	Continuation of Benefits(6)	23,256	15,504
David Ranhoff	Cash Severance	700,000	700,000
	Restricted Stock Unit Acceleration(4)	5,511,168	1,377,792
	Performance Stock Unit Acceleration(5)	5,087,232	1,271,808
	Continuation of Benefits(6)	31,008	31,008
________
1The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan (and the estimated value of equity acceleration under our stock incentive plans for awards not covered under the Severance Plan) in the event of a qualifying termination of employment in connection with a change in control, as such benefits are described more fully above.
2The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan in the event of a termination of employment by us without cause or for Good Reason, as such benefits are described more fully above.
3The amounts shown represent the portion of the option award that would have accelerated in connection with the termination or change in control event and are based on the intrinsic value of that portion of the option as of December 31, 2022. These intrinsic values were calculated by multiplying (i) the difference between $264.96, the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2022, the last trading day in fiscal 2022, and the applicable exercise price by (ii) the number of shares subject to stock options vesting on an accelerated basis on December 31, 2022. Also not included in the table above is any potential value attributable to the extension of a stock option term in connection with certain terminations of employment.
4The amounts shown represent the portion of the RSU award that would have accelerated in connection with the termination event and are based on the intrinsic value of that portion as of December 31, 2022. These intrinsic values were calculated by multiplying (i) $264.96, the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2022, the last trading day in fiscal 2022, by (ii) the number of stock units that would have vested on an accelerated basis on December 31, 2022.
5The amounts shown represent the target number of performance-based RSUs that would have accelerated in connection with the termination event and are based on the intrinsic value of those units as of December 31, 2022. These intrinsic values were calculated by multiplying (i) $264.96, the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2022, the last trading day in fiscal 2022, by (ii) the target number of performance-based RSUs that would have vested on an accelerated basis on December 31, 2022.
6For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value.
Enphase Energy, Inc. | 2023 Proxy Statement | 57

CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO (the “CEO Pay Ratio”).
To identify our median employee, we calculated the annual target total direct compensation for 2022 of each employee as of December 31, 2022. We identified the median compensated employee among an employee population of approximately 993 U.S. employees and 1,830 international employees. We did not exclude any employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion. For these purposes, annual target total direct compensation included each employee’s (a) base salary or base wages, (b) target cash incentive bonus opportunity and (c) the grant date fair value of equity awards. We selected this “consistently applied compensation measure,” because it reflects our primary compensation elements across our employee population. All amounts were annualized for regular full-time employees who did not work for the entire year of 2022. We did not apply any cost-of-living adjustment as part of the calculation. Further, in identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2022. As a result, we substituted an employee near the median whose compensation was viewed as more representative of our median employee.
In accordance with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act, we calculated the median employee’s annual total compensation in the same manner as the calculation of the CEO’s annual total compensation in the Summary Compensation Table. Our median employee’s annual total compensation for 2022 was $62,156. Our CEO’s annual total compensation for 2022, as reported in the Summary Compensation Table, was $16,627,977. Therefore, our CEO Pay Ratio for 2022 was approximately 268:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
Enphase Energy, Inc. | 2023 Proxy Statement | 58

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (or “CAP,” as defined by SEC rules and further described below) and certain Company financial performance metrics.

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Net Revenues ($ in millions)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2022	16,627,977	22,990,176	8,146,540	9,419,711	1,014	237	397.4	2,330.9
2021	19,019,162	13,787,093	9,443,797	9,339,538	700	250	145.4	1,382.0
2020	5,238,605	90,491,915	2,406,866	41,805,393	672	334	134.0	774.4
________
1The dollar amounts reported in this column are the amounts of total compensation reported for our CEO, Badri Kothandaraman in the Summary Compensation Table for fiscal years 2022, 2021 and 2020. Mr. Kothandaraman served as CEO for each of the years presented.
2“Compensation actually paid” to our CEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in this column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s compensation for each fiscal year, please see the Compensation Discussion and Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
3The dollar amounts reported in this column are the average amounts of total compensation reported for our NEOs as a group, other than our CEO in the Summary Compensation Table for the applicable fiscal years. The names of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Ms. Yang, Mr. Branderiz, Mr. McNeil and Mr. Ranhoff; and (ii) for 2021 and 2020, Mr. Branderiz, Mr. McNeil and Mr. Ranhoff.
4Average “compensation actually paid” for our non-CEO NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in this column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the non-CEO NEOs’ compensation for each fiscal year, please the Compensation Discussion and Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted stock unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the performance modifier as of year end and as of the date of vest. Time-based restricted stock unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest.
5For the relevant fiscal year, represents our TSR for the measurement periods ended on December 31 of 2022, 2021 and 2020, respectively. An investment of $100 is assumed to have been made in our common stock on December 31, 2019, all dividends were reinvested, and the performance of the investment is tracked through December 31, 2022. The information shown is historical, and stockholder returns over the indicated period should not be considered indicative of future stockholder returns or future performance.
6Represents comparison of cumulative TSR for our common stock and cumulative TSR for the Invesco Solar ETF for the period from December 31, 2019 to December 31, 2022. An investment of $100 is assumed to have been made in our common stock and in each index on December 31, 2019, all dividends were reinvested, and the relative performance of the investments are tracked through December 31, 2022. The information shown is historical and stockholder returns over the indicated period should not be considered indicative of future stockholder returns or future performance.
Enphase Energy, Inc. | 2023 Proxy Statement | 59

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of CEO for each applicable year, as reported in the Summary Compensation Table for that year:

Year	Reported Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($)(3)	Pension Benefit Adjustments for CEO ($)(3)	Compensation Actually Paid to CEO ($)
2022	16,627,977	(15,611,200)	21,973,399	—	—	22,990,176
2021	19,019,162	(18,311,000)	13,078,931	—	—	13,787,093
2020	5,238,605	(4,677,900)	89,931,210	—	—	90,491,915
________
1Represents the grant date fair value of the equity awards to our CEO, as reported in the “Stock Awards” column in the Summary Compensation Table for each period presented.
2Represents the year-over-year change in the fair value of equity awards to our CEO, as itemized in the table below. No awards vested in the year they were granted and there is no value to report for dividends or other earnings on stock awards in the applicable year prior to the vesting date that were not otherwise reflected in the fair value of such awards.

Fair Value of Equity Awards for CEO	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	21,196,799	12,805,800	17,547,000
Year-over-year increase (decrease) of unvested awards granted in prior years	1,640,400	149,400	49,353,150
Increase (decrease) from prior fiscal year-end for awards that vested during the year	(863,800)	123,731	23,031,060
Total Equity Award Adjustment	$21,973,399	$13,078,931	$89,931,210
3No pension benefit plans are offered by Enphase.
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers for each applicable year, as reported in the Summary Compensation Table for that year:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non-CEO NEOs ($)(3)	Average Pension Benefit Adjustments for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2022	8,146,540	(7,367,657)	8,640,828	—	—	9,419,711
2021	9,443,797	(8,850,317)	8,746,058	—	—	9,339,538
2020	2,406,866	(1,949,125)	41,347,652	—	—	41,805,393
_____
1Represents the average grant date fair value of the equity awards to our non-CEO NEOs, as reported in the “Stock Awards” column in the Summary Compensation Table for each period presented.
2Represents the average year-over-year change in the fair value of equity awards to our non-CEO NEOs, as itemized in the table below. No awards vested in the year they were granted, and there is no value to report for dividends or other earnings on stock awards in the applicable year prior to the vesting date that were not otherwise reflected in the fair value of such awards.
Enphase Energy, Inc. | 2023 Proxy Statement | 60

Average Fair Value of Equity Awards for Non-CEO NEOs	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	9,313,344	7,073,680	7,311,250
Year-over-year increase (decrease) of unvested awards granted in prior years	492,120	249,000	25,487,360
Increase (decrease) from prior fiscal year-end for awards that vested during the year	(1,164,636)	1,423,378	8,549,042
Total Average Equity Award Adjustment	$8,640,828	$8,746,058	$41,347,652
3No pension benefit plans are offered by Enphase.
Financial Performance Measures
The following table identifies the four most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures in our NEOs’ compensation is discussed in the CD&A section above.

Financial Performance Measures
Net Revenues
Net Income
Non-GAAP Gross Margin
Free Cash Flow
Below are graphs showing the relationship of “compensation actually paid” to our CEO and other NEOs in 2022, 2021 and 2020 to (1) our TSR and the TSR of the Invesco Solar ETF, (2) our net income and (3) our net revenues.

CAP vs. Total Shareholder Return
(ENPH and TAN)
Compensation Actually Paid
(in millions)
$100
$80
$60
$40
$20
$–
$1,200
$1,000
$800
$600
$400
$200
Total Shareholder Return
Indexed ($100)
2020
2021
2022
CEO CAP
Avg. NEO CAP
ENPH TSR
TAN TSR

CAP vs. Net Income
Compensation Actually Paid (in millions)
$100
$80
$60
$40
$20
$–
Net Income (in millions)
$500
$400
$300
$200
$100
$–
2020
2021
2022
CEO CAP
Avg. NEO CAP
Net Income

Enphase Energy, Inc. | 2023 Proxy Statement | 61

CAP vs. Net Revenues
Compensation Actually Paid (in millions)
$100
$80
$60
$40
$20
$–
$2,500
$2,000
$1,500
$1,000
$500
Net Revenue (in millions)
2020
2021
2022
CEO CAP
Avg. NEO CAP
ENPH Net Revenue

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Enphase under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
Enphase Energy, Inc. | 2023 Proxy Statement | 62

Proposal 2
Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this proxy statement.
The Compensation Committee, with assistance from an external compensation consultant, has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on our financial performance, the performance of our stock and the NEO’s individual performance, which is intended to drive creation of sustainable stockholder value. The Compensation Committee will continue to emphasize what it believes to be responsible compensation arrangements that attract, retain, and motivate high-caliber executive officers, and motivate those officers to achieve our short- and long-term business strategies and objectives.
You have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this proxy statement. In deciding how to vote on this proposal, we encourage you to consider Enphase’s executive compensation philosophy and objectives, and the design principles and the elements of our executive compensation program. As described in this proxy statement, a guiding principle of our compensation philosophy is that compensation should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:
•Our NEOs receive a market-based compensation package.
•Our NEOs’ compensation is substantially tied to performance. A significant portion of their cash and equity compensation is based upon our financial performance along with our assessments of individual performance.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is APPROVED.”
While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or Enphase, we value the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program.
Vote Required
Approval of this Proposal 2 requires “FOR” votes from the holders of a majority of shares present in person or virtually or by proxy and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.
The Board of Directors recommends a vote FOR Proposal 2.
Enphase Energy, Inc. | 2023 Proxy Statement | 63

Proposal 3
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte has audited our financial statements since 2010. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. The Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against Deloitte by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Enphase and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021, by Deloitte , our independent registered public accounting firm:

	Years Ended December 31,
	2022	2021
	(in thousands)
Audit fees	$3,500	$2,324
Audit-related fees	126	1,134
Tax fees	87	109
All other fees	—	—
Total fees	$3,713	$3,567
________
Audit fees: For 2022 and 2021, consists of fees for professional services rendered, including audited financial statements presented in our Annual Report on Form 10-K, review of interim financial statements presented in our quarterly reports on Form 10-Q, services provided in connection with regulatory filings, our registration statements on Form S-8 related to our equity incentive plans, business combinations, issuance of convertible notes and other matters related to our periodic filings with the SEC.
Audit-related fees: Consists of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.
Tax fees: Consists of professional services rendered for tax compliance, tax advice and tax planning.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte. These services may include audit services, audit-related services,
Enphase Energy, Inc. | 2023 Proxy Statement | 64

tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or virtually or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as an “AGAINST” vote.
The Board of Directors recommends a vote FOR Proposal 3.
Enphase Energy, Inc. | 2023 Proxy Statement | 65

Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Mr. Steven J. Gomo
Mr. Benjamin Kortlang
Mr. Richard Mora

*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 13, 2023, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Enphase Energy, Inc. | 2023 Proxy Statement | 66

Other Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our common stock as of March 21, 2023 by: (i) each director and nominee for director; (ii) each named executive officer as set forth in the Summary Compensation Table of this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
The Vanguard Group(2)	15,686,222	11.5%
BlackRock, Inc.(3)	14,309,484	10.4%
Named Executive Officers and Directors
Badrinarayanan Kothandaraman(4)	2,098,119	1.5%
Mandy Yang	56,918	*
Jeffrey McNeil	43,648	*
David Ranhoff	73,085	*
Eric Branderiz(5)	69,834	*
Steven J. Gomo(6)	137,124	*
Jamie Haenggi(7)	6,076	*
Benjamin Kortlang(8)	805,442	*
Joseph Malchow(9)	73,840	*
Richard Mora(10)	31,885	*
Thurman John Rodgers(11)	2,411,325	1.8%
All executive officers and directors as a group (11 persons)(12)	5,807,296	4.2%
________
*    Less than one percent.
1This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 136,961,530 shares of our common stock outstanding on March 21, 2023. In accordance with the rules and regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to stock options or RSUs held by the person that are currently exercisable or exercisable (or issuable upon vesting of RSUs) within 60 days of March 21, 2023. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
2Information provided is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 9, 2023. The Vanguard Group Inc. reported that it has sole voting power over no shares, sole dispositive power over 15,122,601 shares, shared voting power over 200,193 shares, and shared dispositive power over 563,621 shares. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
3Information provided is based solely on a Schedule 13G/A filed by the reporting person on February 14, 2023. The reporting entity is a parent holding company and has sole voting power with respect to 13,231,705 shares and sole dispositive power with respect to 14,309,484 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock
Enphase Energy, Inc. | 2023 Proxy Statement | 67

Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.
4Includes: (a) 934,660 shares issuable pursuant to stock options exercisable within 60 days of March 21, 2023; (b) 84,000 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023 and (c) 1,079,459 shares held directly by Mr. Kothandaraman.
5Mr. Branderiz resigned effective February 14, 2022. This amount reflects Mr. Branderiz’s stock ownership as of such date.
6Includes: (a) 95,668 shares issuable pursuant to stock options exercisable within 60 days of March 21, 2023; (b) 432 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; and (c) 41,024 shares held directly by Mr. Gomo.
7Includes: (a) 400 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; and (b) 5,676 shares held directly by Ms. Haenggi.
8Includes: (a) stock options exercisable for 0 shares within 60 days of March 21, 2023; (b) 400 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; (c) 602,614 shares held by trust. Mr. Kortlang disclaims beneficial ownership of the shares held by trust, except to the extent of his pecuniary interest therein; and (d) 202,428 shares held directly by Mr. Kortlang.
9Includes: (a) 400 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; and (b) 73,440 shares held directly by Mr. Malchow.
10Includes: (a) 30,285 shares issuable pursuant to stock options exercisable within 60 days of March 21, 2023; (b) 400 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; and (c) 1,200 shares held directly by Mr. Mora.
11Includes: (a) 1,187,284 shares of common stock held by Rodgers Massey Revocable Living Trust dtd 4/4/11 for which Mr. Rodgers and his spouse, Valeta Massey, serve as trustees and share joint voting and dispositive power.; (b) 900,090 shares of common stock issuable upon the conversion of convertible senior notes due 2023 at the option of the holder within 60 days of March 21, 2023; (c) stock options exercisable 319,526 shares issuable pursuant to stock options exercisable within 60 days of March 21, 2023; (d) 400 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023; and (e) 4025 shares held directly by Mr. Rodgers.
12Includes: (a) 4,227,339 shares beneficially owned by the current directors and executive officers; (b) 1,380,139 shares issuable pursuant to stock options exercisable within 60 days of March 21, 2023; and (c) 86,432 shares of common stock issuable upon the vesting of RSUs within 60 days of March 21, 2023.
Enphase Energy, Inc. | 2023 Proxy Statement | 68

Equity Compensation Plan Information
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,092,432 (1)	1.83 (2)	8,335,219	(3)(4)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,092,432	$1.83	8,335,219
________
1Includes (i) an aggregate of 1,462,760 shares of common stock to be issued upon exercise of options granted under our 2011 Equity Incentive Plan (the “2011 Plan”), (ii) 639,299 shares of our common stock issuable upon settlement of RSUs granted under the 2011 Plan and (iii) 1,990,373 shares of our common stock issuable upon settlement of RSUs granted under the 2021 Plan.
2Because RSUs do not have an exercise price, the 639,299 shares of common stock issuable upon settlement of RSUs granted under the 2011 Plan and 1,990,373 shares of common stock issuable upon settlement of RSUs granted under the 2021 Plan are not included in the calculation of weighted-average exercise price.
3Includes 1,664,217 shares of common stock available for future purchase under our 2011 Employee Stock Purchase Plan (the “2011 ESPP”) and 6,671,002 shares of common stock available for issuance under the 2021 Plan.
4As of December 31, 2022, the maximum aggregate number of shares of common stock reserved for issuance under the 2021 Plan and the 2011 ESPP was 6,671,002 shares and 2,364,217 shares, respectively. These maximum aggregate share reserves are not the same as the shares available for future issuance, which is described in footnote 3 above, as they include the automatic increases pursuant to the 2011 ESPP. The number of shares of common stock reserved for issuance under the 2011 ESPP automatically increases on each January 1, by the lesser of (i) 700,000 shares of common stock or (ii) 1.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, as determined by the Board. In October 2022, the Board voted to decline the automatic increase by 700,000 shares on January 1, 2023 of the number of shares of common stock reserved for issuance under the 2011 ESPP.
Enphase Energy, Inc. | 2023 Proxy Statement | 69

Transactions with Related Persons
Policy and Procedures for Review of Related Party Transactions
Our Audit Committee Charter provides that the Audit Committee will review and approve all related party transactions. This review will cover any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Certain Transactions with or Involving Related Persons
Except as disclosed below, since January 1, 2022, we have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or holders of more than 5% of our capital stock, or any member of the immediate family of any of the above persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.
We have open purchase orders with a private company in which Mr. Rodgers, a member of the Board, is a greater than 10% stockholder. We are also a greater than 10% stockholder in this company. The open purchase orders, which may be canceled at any time at our discretion, were valued at approximately $1.9 million. Mr. Rodgers was not involved in the purchase order decisions of either company and does not have a direct financial interest in the transaction.
Delinquent Section 16(a) Reports
The members of the Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely upon a review of such reports that were filed with the SEC and written representations that no other reports were required to be filed in 2022, we believe that all required reports were timely filed, with the exception that, due to administrative error, Ms. Yang was late filing two Forms 4 with respect to two transactions, Mr. McNeil was late filing one Form 4 with respect to one transaction on the same date, Mr. Kothandaraman was late filing one Form 4 with respect to one transaction on the same date and Mr. Ranhoff was late filing one Form 4 with respect to one transaction on the same date.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Enphase stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials (“Notice”) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Enphase. Direct your written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538 or call our Corporate Secretary at 1-877-774-7000. A separate copy of the Notice will be delivered promptly in response to any such request. Stockholders who currently receive multiple copies of the Notices at their addresses and would like to request “householding” of their communications should contact their brokers.
Enphase Energy, Inc. | 2023 Proxy Statement | 70

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Badrinarayanan Kothandaraman President and Chief Executive Officer
Fremont, California
April 6, 2023

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538.
Enphase Energy, Inc. | 2023 Proxy Statement | 71

Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Under rules adopted by the SEC, Enphase Energy, Inc. (sometimes referred to in this proxy statement as “Enphase,” the “Company,” “we,” “our,” or “us”) has elected to provide access to our proxy materials over the internet. We are sending a Notice to our stockholders of record in connection with the solicitation of proxies by the Board for use at the Annual Meeting. All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 6, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We do not expect to send any proxy materials by mail unless requested.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online to protect the health and safety of our stockholders and employees due to the continuing public health concerns regarding the COVID-19 pandemic and to facilitate stockholder participation. You will not be able to attend the Annual Meeting in person. The meeting will be held virtually on Wednesday, May 17, 2023 at 9:00 a.m. Pacific time via live audio-only webcast at www.virtualshareholdermeeting.com/ENPH2023. To attend the meeting, you will need the 16-digit control number included in the Notice or proxy card, or within the body of the email for electronic delivery recipients. Online check-in will begin at 8:30 a.m. Pacific Time and you should allow ample time for the check-in procedures.
The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Additional information may be found at https://enphaseenergy.gcs-web.com/shareholder-services/annual-meeting. Information on how to vote by internet before and during the Annual Meeting is discussed below.
How do I ask questions at the virtual Annual Meeting?
Our virtual Annual Meeting allows stockholders to submit questions and comments during the Annual Meeting. You may submit questions during the Annual Meeting in the question box provided at www.virtualshareholdermeeting.com/ENPH2023. All directors and key executive officers are expected to be available to answer questions. We plan to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Stockholder questions related to personal or customer-related matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting as determined by the chair will not be addressed during the meeting.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Enphase Energy, Inc. | 2023 Proxy Statement | 72

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 21, 2023, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 136,961,530 shares of common stock outstanding and entitled to vote.
For the ten days prior to the Annual Meeting, a list of stockholders of record will be available at our headquarters at 47281 Bayside Parkway, Fremont, CA 94538 for examination by any stockholder for any purpose germane to the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on March 21, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by internet or by telephone before the Annual Meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on March 21, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such Notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares by internet during the Annual Meeting unless you request and obtain a valid 16-digit control number from your broker, bank or other nominee.
What am I voting on?
There are three matters scheduled for a vote:
•Election of our three nominees as Class II directors to serve until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified;
•Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and
•Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may vote “FOR” the nominees to the Board, or you may “Withhold” your vote for one or both nominees. For each other matter to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
•To vote through the internet:
–Before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 8:59 p.m. Pacific Time (11:59 Eastern Time) on May 16, 2023 to be counted.
Enphase Energy, Inc. | 2023 Proxy Statement | 73

–During the Annual Meeting, please visit www.virtualshareholdermeeting.com/ENPH2023 and have available the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 8:59 p.m. Pacific Time (11:59 Eastern Time) on May 16, 2023 to be counted.
•To vote by mail, you must request printed copies of the proxy materials by mail and then fill out the proxy card and send it back in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from Enphase. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the internet during the Annual Meeting, you must obtain a valid 16-digit control number from your broker, bank or other nominee.

We provide internet and telephone proxy voting before the Annual Meeting (or via the internet during the Annual Meeting) to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 21, 2023.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine” under the rules of the New York Stock Exchange (NYSE). Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. These un-voted shares are counted as “broker non-votes.” Proposal No. 1 (election of the nominee for director) and Proposal No. 2 (advisory vote on compensation of named executive officers) are considered “non-routine” matters under NYSE rules, and we therefore expect broker non-votes to exist in connection with those proposals. Proposal No. 3 (ratification of the selection of our independent registered public accounting firm) is expected to be a “routine” matter.
If I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as follows:
•“FOR” the election of the three Class II nominees named in this proxy statement to serve on the Board;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Enphase Energy, Inc. | 2023 Proxy Statement | 74

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with specific voting instructions, the broker or other nominee may vote your shares “FOR” matters considered “routine,” as noted in the section above on “broker non-votes.”
As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may request and submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or online. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials.
•You may send a timely written notice that you are revoking your proxy to Enphase’s Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538.
•You may virtually attend the Annual Meeting and vote by internet by visiting www.virtualshareholdermeeting.com/ENPH2023. To virtually attend the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or online proxy timely provided to us is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to and received by our Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538 by December 8, 2023, and must comply with all requirements of Rule 14a-8 promulgated under the Exchange Act. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2024 Annual Meeting of Stockholders, you must do so in writing following the above instructions not earlier than the close of business on January 18, 2024 and not later than the close of business on February 17, 2024. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event the 2024 Annual Meeting of Stockholders is held more than 30 days before or after May 17, 2024. The section titled “Nominating and Corporate Governance Committee” in this proxy statement provides additional information on the director nomination process. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to our Corporate Secretary no later than March 18, 2024.
Enphase Energy, Inc. | 2023 Proxy Statement | 75

How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of Class II Directors	Nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect. Note, however, that our Corporate Governance Guidelines require that any nominee in an uncontested election who does not receive a majority of the votes cast shall submit an offer of resignation to the Nominating and Corporate Governance Committee.	Not applicable	No effect

2	Advisory approval of the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter. However, this proposal is advisory and non-binding upon us.	Against	No effect

3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR” votes from the holders of a majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	Not applicable

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the Record Date, there were 136,961,530 shares outstanding and entitled to vote. Thus, the holders of 68,480,766 shares must be present in person or virtually or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting and vote by internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ENPH2023. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present in person or virtually during the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Corporate Secretary, at 47281 Bayside Parkway, Fremont, CA 94538, USA, telephone 1-877-774-7000.
Enphase Energy, Inc. | 2023 Proxy Statement | 76

Appendix A
Enphase Energy, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands)

	Year Ended
	December 31, 2022	December 31, 2021
Gross margin (GAAP)	41.8%	40.1%
Stock-based compensation	0.5	0.6
Acquisition related expenses and amortization	0.3	—
Gross margin (Non-GAAP)	42.6%	40.7%
Net income (GAAP)	$397,362	$145,449
Stock-based compensation	216,802	114,286
Acquisition related expenses and amortization	22,845	10,936
Restructuring and asset impairment charges	2,384	—
Non-cash interest expense	8,169	44,387
Loss on partial settlement of convertible notes	—	56,497
Non-GAAP income tax adjustment	(138)	(31,241)
Net income (Non-GAAP)	$647,424	$340,314
Net cash provided by operating activities (GAAP)	$744,817	$352,028
Purchases of property and equipment	(46,443)	(52,258)
Deemed repayment of convertible Notes due 2024 and Notes due 2025 attributable to accreted debt discount	—	15,718
Free cash flow (Non-GAAP)	$698,374	$315,488

Enphase Energy, Inc. | 2023 Proxy Statement | 77

	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Net Income (GAAP)	$397,362	$145,449	$133,995
Stock-based compensation	216,802	114,286	42,503
Tariff Refunds	—	—	(39,567)
Acquisition related expenses and amortization	22,845	10,936	2,502
Restructuring and asset impairment charges	2,384	—	—
Non-recurring debt prepayment fees and non-cash interest expense	8,169	44,387	18,825
Loss on partial settlement of convertible notes	—	56,497	3,037
Change in fair value of derivatives	—	—	44,348
Non-GAAP income tax adjustment	(138)	(31,241)	(17,117)
Net income (Non-GAAP)	$647,424	$340,314	$188,526

Enphase Energy, Inc. | 2023 Proxy Statement | 78

ENPHASE ENERGY, INC.
SECRETARY
47281 BAYSIDE PARKWAY
FREMONT, CA 94538

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/ENPH2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98777-P85881 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ENPHASE ENERGY, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect our three nominees for director named below to hold office as members of the Board of Directors until the 2026 Annual Meeting of the Stockholders. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Jamie Haenggi
02) Benjamin Kortlang
03) Richard Mora

| **The Board of Directors recommends you vote FOR proposals 2 and 3.** | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. | ☐ | ☐ | ☐ |
| 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. | ☐ | ☐ | ☐ |

**NOTE:** Your proxy holder will also vote on any other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

D98778-P85881

## ENPHASE ENERGY, INC.
## Annual Meeting of Stockholders
## May 17, 2023 9:00 AM PDT
## This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Badrinarayanan Kothandaraman and Lisan Hung, or either of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENPHASE ENERGY, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on May 17, 2023 at www.virtualshareholdermeeting.com/ENPH2023, and any adjournment or postponement thereof, with discretionary authority as to any other business that may properly come before the meeting, and any adjournment or postponement thereof.

**The shares represented by this proxy, when properly executed, will be voted in the manner directed. If no such direction is made, the shares represented by this proxy will be voted FOR the nominees listed in proposal 1, and FOR proposals 2 and 3. If any other matters properly come before the meeting, the proxy holders named in this proxy will vote the shares in their discretion.**

**Continued and to be signed on reverse side**